UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FINGERMOTION, INC.

(Name of Registrant as Specified in Its Charter)

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FINGERMOTION, INC.

1460 Broadway, New York, New York, 10036, U.S.A.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on February 17, 2023

Dear Stockholder:

The annual meeting of stockholders (the “Annual Meeting”) of FingerMotion, Inc. (the “Company”) will be held at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, on February 17, 2023, at 10:00 a.m. (Pacific Time).

At the Annual Meeting stockholders will be asked to:

1.	elect Hsien Loong Wong, Yew Poh Leong, Michael Chan and Eng Ho Ng to act as directors of the Company;

2.	ratify the appointment of Centurion ZD CPA & Co., as the Company’s independent registered public accounting firm;

3.	approve the Company’s 2023 Stock Incentive Plan;

4.	approve to amend the exercise price of certain options, as more particularly set out herein;

5.	authorize the issuance in excess of 20% of the shares of the Company’s common stock to the Company’s primary lender upon repayment by conversion of the note and exercise of the warrant held by the lender;

6.	approve lowering the floor price under the note and warrant held by the Company’s primary lender from $0.86 to $0.50 per share of the Company’s common stock;

7.	approve, on a non-binding advisory basis, the compensation of our named executive officers;

8.	transact any other business properly brought before the Annual Meeting or any adjournment thereof.

On or about January 6, 2023, the Company will mail to all stockholders of record as of December 28, 2022 (the “Record Date”), a Notice of Internet Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, Proxy Card and our Annual Report on Form 10-K for the fiscal year ended February 28, 2022 (the “Annual Report on Form 10-K”), on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents. Our Annual Report on Form 10-K, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Please carefully review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of the Record Date, prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee), you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to December 28, 2022, and a copy of the voting instruction card provided by your broker, bank or nominee or similar evidence of ownership.

By Order of the Board of Directors

FINGERMOTION, INC.

/s/ Martin Shen
Martin Shen
Chief Executive Officer

Dated: January 3, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 17, 2023:

The Proxy Statement and form of Proxy, as well as the
Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 are available on the Internet at:

www.proxyvote.com

ii

FINGERMOTION, INC.

1460 Broadway, New York, New York 10036
(tel: 347-349-5339)

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on February 17, 2023

THE ANNUAL MEETING

General

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of FingerMotion, Inc. (“we”, “us”, “our” or the “Company”) for use in connection with our annual meeting of our stockholders (the “Annual Meeting”) to be held on February 17, 2023, at 10:00 a.m. (Vancouver time), at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, Canada, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. On or about January 6, 2023, the Company mailed to all stockholders of record, as of December 28, 2022 (the “Record Date”), a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received only a Notice by mail, you will not receive a printed copy of the proxy materials.

Please carefully review the Notice for information on how to access our proxy materials, consisting of the Notice of Annual Meeting, Proxy Statement and Proxy Card, available at www.proxyvote.com. You may also access our Annual Report on Form 10-K for our fiscal year ended February 28, 2022 (the “Annual Report on Form 10-K”), including our financial statements for such period. However, our Annual Report on Form 10-K does not constitute any part of the material for the solicitation of proxies.

The Notice also includes instructions as to how you may submit your proxy on the Internet or over the telephone.

If you received only a Notice by mail and you would like to receive a printed copy of our proxy materials, including a Proxy Card, or a copy of our Annual Report on Form 10-K, you should follow the instructions for requesting such materials included in the Notice. There is no charge to you for requesting a paper copy of these documents.

Our principal offices are located at 1460 Broadway, New York, NY 10036, U.S.A. Our telephone number is: (347) 349-5339 and our website address is: www.fingermotion.com.

Manner of Solicitation and Expenses

This proxy solicitation is made on behalf of our Board. Solicitation of proxies may be made by our directors, officers and employees personally, by telephone, mail, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. We will bear the expenses incurred in connection with the solicitation of proxies for the Annual Meeting. Upon request, we will also reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock as of the Record Date.

Record Date and Voting Shares

The Board has fixed the close of business on December 28, 2022, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 46,316,635 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting. Holders of shares of common stock are entitled to one vote at the Annual Meeting for each share of common stock held of record as of the Record Date. There is no cumulative voting in the election of directors.

Quorum

A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the Annual Meeting is 33 and 1/3 percent (33.33%) of our issued and outstanding shares of common stock as of the Record Date.

In order to be counted for purposes of determining whether a quorum exists at the Annual Meeting, shares of common stock must be present at the Annual Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

●	shares of common stock represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

●	shares of common stock represented by properly executed proxies for which no voting instruction has been given; and

●	broker non-votes.

Broker non-votes occur when shares of common stock held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Entitlement to Vote

If you are a registered holder of shares of our common stock as of December 28, 2022, the Record Date for the Annual Meeting, you may vote those shares of our common stock in person at the Annual Meeting or by proxy in the manner described below under “Voting of Proxies”. If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution in respect of voting your shares.

Voting of Proxies

You can vote the shares of common stock that you own of record on the Record Date by either attending the Annual Meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the Annual Meeting and to vote in person. You may also submit your proxy on the Internet or over the telephone by following the instructions contained in the Proxy card.

You may revoke your proxy at any time before it is voted by:

(a)	filing a written notice of revocation of proxy with our Chief Executive Officer at any time before the taking of the vote at the Annual Meeting;

(b)	executing a later-dated proxy and delivering it to our Chief Executive Officer at any time before the taking of the vote at the Annual Meeting; or

(c)	attending at the Annual Meeting, giving affirmative notice that you intend to revoke your proxy and voting in person. Please note that your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

All shares of common stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR all matters to be considered at the Annual Meeting as set forth in the accompanying Notice of Meeting. The shares represented by proxy will also be voted for or against such other matters as may properly come before the Annual Meeting in the discretion of the persons named in the proxy as proxyholders. We are currently not aware of any other matters to be presented for action at the Annual Meeting other than those described herein.

Any written revocation of a proxy or subsequent later-dated proxy should be delivered to the Company at c/o 1055 West Georgia Street, Suite 1500, Royal Centre, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7, Attention: Martin J. Shen, CEO.

Votes Required

Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Proposal Two – Appointment of Independent Registered Public Accountants: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor of or against this Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal.

Proposal Three – Approval of the 2023 Stock Incentive Plan: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the approval of the Company’s 2023 Stock Incentive Plan. Stockholders may vote in favor of or against this Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this Proposal.

Proposal Four – Approval to amend the exercise price of certain options: The Company’s 2021 Stock Incentive Plan requires stockholder approval to amend the exercise price of outstanding stock options. In addition, the rules of the Nasdaq Stock Market requires shareholder approval when a plan or other equity compensation arrangement is materially amended, which includes a repricing to decrease the exercise price of outstanding stock options. The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required to approve to amend the exercise price of outstanding stock options. Stockholders may vote in favor of or against this Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this Proposal. The votes attached to shares of our common stock held directly or indirectly by insiders benefiting directly or indirectly from the amendment to the exercise price of options will be excluded; it is expected that a total of 11,425,000 shares of common stock will be excluded from voting.

Proposal Five - Authorize the issuance in excess of 20% of the shares of the Company’s common stock to the Company’s primary lender: The rules of the Nasdaq Stock Market require shareholder approval for a transaction, other than “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As the Company’s outstanding $4,800,000 convertible promissory note (the “Note”) held by Lind Global Fund II LP (“Lind Global”) allows for repayment in stock over time (the “Repayment Shares”) and the common stock purchase warrant (the “Warrant”) issued to Lind Global allow for the purchase of up to 3,478,261 shares of the Company’s common stock (each, a “Warrant Share”), and in accordance with the terms of the Note, the Warrant and the related securities purchase agreement (the “SPA”), provides that pursuant to the conversion terms of the Note and the exercise provisions of the Warrant, Lind Global may be entitled to receive up to a maximum of 9,059,656 shares of the Company’s common stock upon the issuance of Repayment Shares and Warrant Shares, subject to Proposal Six below receiving stockholder approval, representing 21.1% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant. In the event the Company does not receive stockholder approval for this Proposal, the Company will be unable to issue more than 8,561,451 shares of common stock to Lind Global and the Company would then be required to call a stockholder meeting every four months thereafter to seek stockholder approval until the date the stockholder approval is obtained. The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required to authorize the issuance in excess of 20% of the shares of the Company’s common stock to Lind Global. Stockholders may vote in favor of or against this Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this Proposal.

Proposal Six –Approval of lowering the floor price under the Note and Warrant from $0.86 to $0.50: Pursuant to the terms of the SPA and the Note and the Warrant issued to Lind Global, the Note and the Warrant are considered future priced securities under the rules of the Nasdaq Stock Market and contain a floor price (the “Floor Price”) of $0.86 per share of the Company’s common stock. Pursuant to the SPA, the Company agreed to seek stockholder approval to have the Floor Price lowered from $0.86 to $0.50 per share. The effect of lowering the Floor Price could result in Lind Global being entitled to receive up to a maximum of 13,078,261 shares of the Company’s common stock instead of up to a maximum of 9,059,656 shares of the Company’s common stock as set out in Proposal Five above, upon the issuance of Repayment Shares and Warrant Shares at the Floor Price, if applicable, which would represent 30.6% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant and would represent 28.2% of the Company’s outstanding common stock as of the Record Date. In the event the Company does not obtain stockholder approval the Company would not be able to issue more than 9,059,656 shares of common stock to Lind Global assuming Proposal Five above receives stockholder approval, and the Company would then be required to call a stockholder meeting every four months thereafter to seek stockholder approval until the date the stockholder approval is obtained. The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required to approve of the lowering of the Floor Price under the Note and Warrant from $0.86 to $0.50 per share. Stockholders may vote in favor of or against this Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this Proposal.

Proposal Seven – Say-on-Pay for Executive Compensation – Advisory Resolution: The vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote) is advisory and, therefore, not binding on the Company or the Board. The affirmative vote of the holders of a majority of our common stock represented at the Annual Meeting in person or by proxy is required to pass the non-binding advisory vote on executive compensation. Stockholders may vote in favor of or against the Proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this Proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this Proposal.

Stockholder Proposals

No proposals have been received from any stockholder for consideration at the Annual Meeting.

Other Matters

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxyholders will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxyholders to vote in accordance with their best judgment on matters incidental to the conduct of the Annual Meeting.

No Rights of Appraisal

There are no rights of appraisal or similar rights of dissenters with respect to the matters that are the subject of this proxy solicitation under the laws of the State of Delaware, our certificate of incorporation, our certificate of amendment, or our bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the following persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting, other than elections to office and as named executive officers in respect of whose compensation the non-binding advisory vote on executive compensation will be held:

●	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

●	each nominee for election as one of our directors; or

●	any associate of any of the foregoing persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 28, 2022, by:

●	each person who is known by us to beneficially own more than 5% of our shares of common stock; and

●	each executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the related percentages are based on 46,316,635 shares of common stock outstanding as of December 28, 2022.

For the purposes of the information provided below, shares of our common stock that may be issued upon the exercise or conversion of stock options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following December 28, 2022, when there were deemed to be 46,316,635 shares of common stock of the Company outstanding and beneficially owned by the stockholders for the purpose of computing the number of shares of common stock and percentage ownership of each holder are reported below, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership
Directors and Officers:

Martin J. Shen, Chief Executive Officer c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	797,000	(2)	1.7%

Yew Hon Lee, Chief Financial Officer c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	538,400	(3)	1.2%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership
Hsien Loong Wong, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	401,400	(4)	*

Yew Poh Leong, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	281,400	(5)	*

Michael Chan, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	281,400	(6)	*

Eng Ho Ng, Director c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	25,200	(7)	*

Li Li, Legal Representative and General Manager of JiuGe Technology c/o FingerMotion, Inc., 1460 Broadway, New York, New York 10036	2,368,000	(8)	5.1%

All directors and executive officers as a group (7 persons)	4,692,800	(9)	10.0%

Major Stockholders:

Choe Yang Yeat 6-11-1 V Square PJ City Centre Jalan Utara PJ Selangor 46200 Malaysia	7,238,400	(10)	15.6%

Cheong Chee Ming Unit A 19/F Times Media Centre 133 Wan Chai Road Wan Chai Hong Kong	4,420,000	(11)	9.5%

Liew Yow Ming 190 Depot Road, #18-19 The Interlace Condominium Singapore 109689	3,502,700	(12)	7.5%

Notes:
*	Less than one percent.
(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Proxy Statement. As of December 28, 2022, there were 46,316,635 shares of common stock of the Company issued and outstanding.

(2)	This figure represents (i) 705,000 shares of common stock held directly by Mr. Shen, and (ii) stock options to purchase 92,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(3)	This figure represents (i) 450,000 shares of common stock held directly by Mr. Lee, and (ii) stock options to purchase 88,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(4)	This figure represents (i) 370,000 shares of common stock held directly by Mr. Wong, and (ii) stock options to purchase 31,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(5)	This figure represents (i) 250,000 shares of common stock held directly by Mr. Leong, and (ii) stock options to purchase 31,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(6)	This figure represents (i) 250,000 shares of common stock held directly by Mr. Chan, and (ii) stock options to purchase 31,400 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(7)	This figure represents stock options to purchase 25,200 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(8)	This figure represents (i) 2,200,000 shares of common stock held directly by Ms. Li, and (ii) stock options to purchase 168,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(9)	This figure represents (i) 4,225,000 shares of common stock, and (ii) stock options to purchase 467,800 shares of our common stock, which have vested or will vest within 60 days of the date hereof.
(10)	This figure represents (i) 7,200,000 shares of common stock held by Ever Sino International Limited over which Mr. Choe Yang Yeat has sole voting and dispositive power over, and (ii) stock options held directly by Mr. Choe to purchase 38,400 shares of common stock, which have vested or will vest within 60 days of the date hereof.
(11)	This figure represents 4,420,000 shares of common stock held directly by Mr. Cheong.
(12)	This figure represents (i) 3,320,200 shares of common stock held by Mr. Liew, and (ii) a convertible note in the amount of US$730,000 that can be converted into 182,500 shares of our common stock within 60 days of the date hereof.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

Each of our directors is elected at the annual meeting of our stockholders and, upon the director’s election, will hold office until our next annual meeting or until his or her successor is elected and qualified.

The persons named in the enclosed form of proxy as proxyholders intend to vote for the election of the nominees listed below as directors unless instructed otherwise, or unless a nominee is unable or unwilling to serve as a director of the Company. The Board has no reason to believe that any nominee is unable or unwilling to serve, but if a nominee should determine not to serve, the persons named in the form of proxy as proxyholders will have the discretion and intend to vote for another candidate that would be nominated by the Board.

The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee as a director. Our constating documents do not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

Hsien Loong Wong, Yew Poh Leong, Michael Chan and Eng Ho Ng, each of whom is a current director, have been nominated for election at the Meeting as directors of the Company for the ensuing year. It is the intention of the persons named in the accompanying form of proxy as proxyholders to vote proxies for the election of each of these individuals as a director and each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected.

Directors and Executive Officers

Our current directors and executive officers and their respective ages as of December 28, 2022, are as follows:

Name	Age	Position with the Company
Martin J. Shen	51	Chief Executive Officer (“CEO”)
Yew Hon Lee	53	Chief Financial Officer (“CFO”)
Hsien Loong Wong	47	Director
Yew Poh Leong	67	Director
Michael Chan	59	Director
Eng Ho Ng	68	Director
Li Li	42	Legal Representative and General Manager of Shanghai JiuGe Information Technology Co., Ltd.
Guang Hui Li	41	Legal Representative and Vice General Manager of Beijing XunLian TianXia Technology Co., Ltd.

The following describes the business experience of each of the four nominees for election to our Board of Directors, including other directorships held in reporting companies:

Hsien Loong Wong - Mr. Wong was appointed a Board member, Chief Executive Officer and Chief Financial Officer on April 14, 2017. On December 1, 2018, Mr. Wong resigned as the Chief Executive Officer and Chief Financial Officer, but continued to serves as a Board member of the Company. He started his career in investor relations in technology, biotechnology, mining and oil and gas. Since July 2015, Mr. Wong has served as Associate Director of Propnex, Singapore’s largest listed real estate agency From December 2012 until September 2017, Mr. Wong also served as Senior Manager of Business Development as well as its director of property at Big Box Singapore Pte Ltd, a commercial property valued at $600 million. He also has extensive experience in running public companies. In particular, he was CEO of Nexgen Petroleum Corp, an oil and gas drilling company in Tennessee, USA from July 2007 to September 2009. He also currently serves as director to Food Bank Singapore, a registered charity, where he has served since January 2015. Mr. Wong’s previous experience and knowledge of the Company provides good historical information regarding the Company, which helps management with decisions going forward. Mr. Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia and his MSc in Real Estate from the National University of Singapore.

Yew Poh Leong - Mr. Leong has been a Board member since December 1, 2018. He has more than 30 years of management experience in growing companies in the technology and hospitality sectors. In that time, Mr. Leong established an extensive network of business relationships in the software, banking and telecommunications sectors throughout the Asia Pacific. In his current position as CEO of Vertical Connection Pte Ltd. (“Vertical Connection”), a position he has held since 2002, Mr. Leong leads the company’s consulting and advisory services in helping other companies expand their businesses regionally through partnerships or acquisitions and implementing core operational and information initiatives. Vertical Connection focuses on fintech, telecommunications services, hospitality and software. Currently, Mr. Leong sits on the boards of several private companies. Since 2017, he has served on the board of directors of Fintrux Pte Ltd., a P2P lending company, as chair and on the boards of each of Vemotion APAC and VM Technology, both software and hardware companies that specialize in wireless video transmission over low bitrate networks.

Mr. Leong served as Group CEO of Radiance Hospitality Group (“Radiance”) from 2002 through 2016, where he led the expansion of the company’s hotel management services in Malaysia, Singapore, China, Indonesia, Cambodia and Russia. Before joining Radiance, Mr. Leong served as Director of Strategic Projects for Keppel T&T, a public company that provides transportation, telecommunications and IT services, from 1999 to 2002. There, he was responsible for its e-businesses, which included establishing credit bureaus in Thailand and Malaysia, establishing and operating data centers in Singapore, Malaysia, Thailand and the Philippines, operating call centers in Singapore and Malaysia, and providing application solutions for local governments, IT infrastructure, and transportation and education organizations.

Prior to his service at Keppel T&T, Mr. Leong was first a Regional Director and then Managing Director of Dun and Bradstreet Software (“Dun and Bradstreet”) (later acquired by Geac Computers), from 1988 to 2001. In those roles, he led company growth from 15 to more than 250 employees in Singapore, Malaysia, Thailand, the Philippines, Indonesia, Sri Lanka, Hong Kong, Beijing and Shanghai. The firm provided business solutions and managed services for 350 customers in the region. Prior to serving at Dun and Bradstreet, Mr. Leong was a consultant with Computer Associates, a consultant at Price Waterhouse, a management consultant at Reliance Travel and an auditor at Razak & Co. Mr. Leong’s extensive corporate experience allows him to provide valuable guidance to the Company and management team as our Company progresses through its development stage. Mr. Leong received a Master Degree in Accounting and Finance from the University of Auckland.

Michael Chan - Mr. Chan has been a Board member since April 6, 2018. Mr. Chan has served at The Bank of New York Mellon Corporation as Managing Director, Head of Asia Pacific for Asset Servicing since 2013. He is responsible for managing the bank’s largest business line in the region. Mr. Chan joined the bank in Singapore in 2007 as regional Chief Operating Officer and progressed to Head of Sales & Relationship Management in 2010. He chaired the Asset Servicing Business Acceptance Committee and was a member of the KYC/AML regional committee. Mr. Chan was a member of BNY Mellon’s Global Corporate Operating Committee, Asia Pacific Executive Committee and the Corporate Sovereign Institutions Council. He represented the firm on the board of directors of Asia Securities Industry & Financial Markets Association and BNY Mellon’s Eagle Investment Systems’ Asia Singapore entity. Mr. Chan has also served on the OMGEO APAC Advisory Board and has been a member of various industry and banking associations in Hong Kong and Korea. Mr. Chan is currently the president of Canadian Alumni Singapore, a not-for-profit society. He also served on the National University of Singapore Society finance sub-committee and is a member of the Singapore Institute of Directors.

Prior to BNY Mellon, Mr. Chan was with State Street Bank & Trust Co., Canada beginning 1994. He was relocated to Hong Kong in 2000 for the bank’s launch of ETF products in Asia Pacific. Until 2007, he held senior positions including head of operations (Asia), regional deal team for a key European acquisition, general manager for the South Korea bank branch and head of global relationship management in the region. His career also includes service at Ernst & Young, Canada. Mr. Chan’s management and finance experience will provide additional financial oversight for the Company and will provide an advisory role over budgetary and projection analysis with management. Mr. Chan is a member of CPA, CMA, Canada. He holds an EMBA from the Ivey School of Business, University of Western Ontario and a B. Com from McGill University, Canada.

Eng Ho Ng - Mr. Ng was appointed as a Board member on December 11, 2020. Mr. Ng is currently the non-executive Chairman of ZWEEC Analytics Pte Ltd. in Singapore and an independent Board director of TNG Fintech Group in Hong Kong. He previously served in top management positions in several large business corporations in Singapore, including ST Technologies Telemedia Pte Ltd., a subsidiary of Temasek Holdings, as Executive Vice President (Operations), and ST Telemedia’s Indonesian subsidiary, PT Indosat Tbk, as the Deputy President Director. Mr. Ng was also Managing Director of Keppel Telecommunications & Transportation Ltd. after serving in various positions at Keppel T&T and its subsidiaries. Prior to joining Keppel T&T, Mr. Ng was a career officer in the Singapore Armed Forces. Mr. Ng has served as a Director of Alvarion Ltd. and as an Independent Director of Mencast Holdings Ltd. Mr. Ng received his Bachelor of Science (Telecomm System Engineering) Degree (Honours) from the Royal Military College of Science, UK in 1977.

Non-Director Officers

The following describes the business experience of the non-director officers of the Company:

Martin J. Shen - Mr. Shen was appointed our Chief Executive Officer and Chief Financial Officer on December 1, 2018. He has nearly 15 years of experience in senior management roles in entrepreneurial startups as well as large multinational corporations. In those roles, he acquired wide-ranging expertise in corporate management, financial oversight and operational administration. Most recently, Mr. Shen founded Imperial Distributors (formerly AP Martin Pharmaceutical Supplies Ltd.) in 2014, establishing the company as the preferred choice for providing distributional support to regional pharmacies throughout Western Canada. His leadership duties as founder and senior vice-president included overseeing all aspects of operations, including managing legal and regulatory compliance issues. They covered ensuring compliance with Health Canada requirements as well as all relevant federal, provincial and municipal legislation. He also led the finance department, building a sound foundation for the accounting function and leveraging his extensive experience in public accounting to guide the acquisition of two companies in Alberta.

Prior to Imperial, Mr. Shen served as Chief Operating Officer and Chief Financial Officer at Wales and Son Industrial (later re-named Weir Minerals) from 2004 to 2014. The firm specializes in the global delivery of, and support for, mining slurry equipment solutions including pumps, hydrocyclones, rubber and wear resistant linings. Sectors served include mining and mineral processing, energy and general industry. As COO and CFO of Wales and Son Industrial, Mr. Shen directed all financial and internal operational activities. This included financial statement preparation and tax filings, banking arrangements, executive compensation and share purchase agreements. He was also responsible for the analysis of monthly results and financial statements and reconciliations to Group head office.

Mr. Shen began his career at PricewaterhouseCoopers in the tax department in Singapore and the audit and advisory group in Hong Kong. As a Tax Manager, he consulted with tax departments of multinational corporations, including Raytheon and Exxon, to provide tax saving mechanisms and future tax planning strategies. Mr. Shen also conducted tax conferences and seminars for current and potential clients to provide overview of tax planning scenarios. He served at PricewaterhouseCoopers from 1994 to 2004. Mr. Shen also spent several years in PwC Vancouver, auditing major Canadian companies and in the process building his expertise in financial management, compliance and financial statement reporting. A US Certified Public Accountant, he holds a BSc from the University of British Columbia.

Yew Hon Lee - Mr. Lee was appointed as the CFO of the Company on December 11, 2020. He was the CFO of Cubinet Interactive Group of Companies from 2006 to November 2020. He was one of the pioneers that started an online game publishing company. In his tenure, he was instrumental in leading Cubinet and building teams across the South East Asia region setting up all the financial processes within a short span of time. In 2011, Mr. Lee took on the additional role as the COO, Middle East and Russia, establishing new strategic partnerships. Prior to joining Cubinet, in 2001, Mr. Lee was employed by Trisilco IT Sdn Bhd as the Finance Manager overseeing the entire spectrum of the Finance and HR functions. In 2005, Mr. Lee took on the role of General Manager managing the entire operations of Trisilco from Finance, HR, Sales & Operations. Trisilco is an IT company specializing in regulatory reporting and compliance for the financial sector. Previously, Mr. Lee had a short tenure in Nadicorp Holdings as the internal auditor setting up the departments from scratch. Nadicorp is one of the largest private Bumiputra conglomerates with 5 main business units in Transportation, Manufacturing, Property & Plantation, Defence and Other support services. In his tenure as the Internal Auditors Manager, he set up the Audit Charter and the key internal audit processes and procedures. Mr. Lee received his diploma from the Tunku Abdul Rahman College in 1996 and is a Chartered Accountant, a Member of Malaysia Institute of Accountants and an Associate Member of the Chartered Institute of Management Accountants, United Kingdom.

Li Li - Ms. Li Li is the Legal Representative and General Manager of Shanghai JiuGe Technology Co., Ltd. (“JiuGe Technology”). Ms. Li Li graduated from Nanjing Academy of Engineering. In 2004, she founded Shanghai ChuangYe Network Technology Co., Ltd. as the Vice President. Through close cooperation with local operators, the company launched SMS and MMS services, WAP and mobile JAVA games, Hunan Satellite TV “HTV” e-magazine and other wireless Internet services to meet the rapid development of wireless Internet content and extensive application requirements.

In 2007, Ms. Li Li served as Vice President of Hangzhou JiuYue Information Technology Co., Ltd. Through extensive and in-depth cooperation with operators, the company is committed to the development of SP services such as IVR (Wireless Voice Value-Added Services), voice mail, electronic data exchange, online data processing and transaction processing.

In 2009, Ms. Li Li served as Vice President of Hangzhou LingXuan Information Technology Co., Ltd. With in-depth understanding of the mobile Internet business, combined with years of experience in the operation of wireless value-added services, after an in-depth analysis of the market situation, she proposed the idea of building a wireless value-added interactive services platform and creating an online and offline O2O service model.

Through close cooperation with operators, the company provides an integrated operation platform that covers online services such as information, music, video, and colored ring tones, as well as offline activities such as the Fans Club Meeting in campus, and thus realizes online services for products. Underneath each other, the industry chain is seamlessly connected.

In 2014, Ms. Li Li served as Vice President of Shanghai JiaPinMi Information Technology Co., Ltd. In 2014, WeChat opened the Wi-Fi interface, indicating the big leap and undercurrent of commercial Wi-Fi. However, at the time, there was no domestic Wi-Fi platform that provided blue-collar people with free Internet access, life style and added service to the community. At the beginning of her term of office, Li Li seized the opportunity and proposed to establish a “Hi-WiFi” platform through cloud-based big data marketing with in-depth cooperation with operators, providing blue-collar work force community with free access to the Internet, living, and services. It also provides enterprises with one-stop enterprise-level services based on information-based services and multiple specialized platform services, thus making “Hi-WiFi” the first domestic blue-collar work-force lifestyle platform to be developed. As a one-stop mobile marketing service provider that provides advertisers with wireless marketing solutions to achieve accurate marketing goals. Currently, any service of the platform can reach 100 million direct blue-collar user groups with nearly 300 million download speeds of up to 700 KB per second. Users no longer have to worry about data traffic usage restrictions.

In 2017, Ms. Li Li served as an Advisor to Shenzhen WuYiKa Technology Co., Ltd (“WuYiKa”). WuYiKa is a comprehensive service platform based on carrier traffic and dedicated to digital online service distribution and payment. It has now become a fast and efficient provider of new media marketing solutions for mobile Internet.

Guang Hui Li - Mr. Li was appointed Vice General Manager of Beijing XunLian TianXia Technology Co., Ltd. (“Beijing Technology”) in April 2019. He is also the Legal Representative of Beijing Technology where he is responsible for the company’s SMS operations. Mr. Li graduated from Jiang Nan University majoring in business marketing. Upon joining Beijing Technology, Mr. Li led the research and development team to complete and implement the SMS platform system. He also expanded Beijing Technology’s business into multiple industries including airlines, finance, e-commerce and consumer sectors.

In 2011, Mr. Li served as Marketing Director of YouKu Tudou. With YouKu Tudou, Mr. Li established high level relationships with the MIIT and the Communication Administration Bureau and China Telecoms Operators (China Mobile, China Telecom and China Unicom) to develop and implement projects in the mobile resale (virtual operator) and value-added businesses for YouKu Tudou.

In 2017, Mr. Li started his own consulting company, Beijing HongYang Consulting, where he provided consulting services in telecommunication compliance and operation services to several giant internet-based companies such as Didi, JD.com, Alibaba and Suning.

Term of Office

All of our directors, when elected, hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until their successors are appointed and qualified.

Significant Employees

There are no significant employees of the Company other than our executive officers who provide their services on a consulting basis.

Family Relationships

There is no family relationship between any of our executive officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed in this proxy statement, during the past ten years none of the following events have occurred with respect to any of our directors and officers:

1.	A petition under any legislation relating to bankruptcy laws or insolvency laws was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of applicable securities legislation, whether federal, state or provincial or any applicable commodities legislation;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the U.S. Securities Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Meetings of Directors during the last Fiscal Year ended February 28, 2022

The Company’s Board of Directors held three (3) meetings in person or by teleconference during the fiscal year ended February 28, 2022 (“Fiscal 2022”). No director attended fewer than 100% of the total number of meetings of the Board of Directors held during Fiscal 2022.

The Company does not have a formal policy with respect to director attendance at annual stockholders’ meetings; however, all directors are encouraged to attend. It is anticipated that three directors will attend the 2023 annual meeting of stockholders in person or by teleconference.

Board Independence

The Board of Directors has determined that Messrs. Hsien Loong Wong, Yew Poh Leong, Michael Chan and Eng Ho Ng each qualify as an independent director under the listing standards of the Nasdaq Stock Market.

Committees of the Board of Directors

Our Board of Directors currently has three committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance. The Audit Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

Audit Committee

On December 15, 2021, the Board of Directors adopted a new Audit Committee Charter that complies with the requirements of Nasdaq Listing Rule 5605(c)(1), and has established an Audit Committee, which operates under its Audit Committee Charter. The Company's Audit Committee consists of Yew Poh Leong, Michael Chan and Eng Ho Ng. Each member of the Audit Committee satisfies the "independence" requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee financial expert is Michael Chan who qualifies as an "audit committee financial expert" within the meaning of the SEC Rule 10A-3 and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee is responsible for, among other things:

●	ensuring, through discussion with management and the external auditors, that the Company's annual and quarterly financial statements (individually and collectively, the “Financial Statements”), as applicable, present fairly in all material respects the financial conditions, results of operations and cash flows of the Company as of and for the periods presented;

●	reviewing and recommending for approval to the Board, the Company's financial statements, accounting policies that affect the financial statements, annual MD&A and associated press release(s);

●	reviewing significant issues affecting financial reports;

●	monitoring the objectivity and credibility of the Company's financial reports;

●	considering the effectiveness of the Company's internal controls over financial reporting and related information technology security and control;

●	reviewing with auditors any issues or concerns related to any internal control systems in the process of the audit;

●	reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

●	overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

●	taking such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board of Directors.

Nominating and Corporate Governance Committee

On December 15, 2021, the Board of Directors adopted a new Nominating and Corporate Governance Committee Charter that complies with the requirements of Nasdaq Listing Rule 5605(e)(2), and has established a corporate governance committee (the “N&CG Committee”) which operates under its Nominating and Corporate Governance Committee Charter. The N&CG Committee is currently comprised of Yew Poh Leong, Michael Chan and Eng Ho Ng. The N&CG Committee is responsible for (i) identifying and recommending to the Board, individuals qualified to be nominated for election to the Board; (ii) recommending to the Board, the members and chairperson for each Board committee; and (iii) periodically reviewing and assessing the Company's corporate governance principles contained in the Nominating and Corporate Governance Committee Charter and making recommendations for changes thereto to the Board. The N&CG Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

The N&CG Committee is responsible for, among other things:

●	leading the Company's search for individuals qualified to become members of the Board;

●	evaluating and recommending to the Board for nomination candidates for election or re-election as directors;

●	establishing and overseeing appropriate director orientation and continuing education programs;

●	making recommendations to the Board regarding an appropriate organization and structure for the Board of Directors;

●	evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board;

●	periodically reviewing and assessing the adequacy of the Company's corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board of Directors for adoption of additional corporate governance principles;

●	periodically reviewing the Company's Articles in light of existing corporate governance trends, and shall recommend any proposed changes for adoption by the Board of Directors or submission by the Board of Directors to the Company's shareholders;

●	making recommendations on the structure and logistics of Board of Directors' meetings and may recommend matters for consideration by the Board of Directors;

●	considering, adopting and overseeing all processes for evaluating the performance of the Board of Directors, each committee and individual directors; and

●	annually reviewing and assessing its own performance.

Compensation Committee

On December 15, 2021, the Board of Directors adopted a new Compensation Committee Charter which complies with the requirements of Nasdaq Listing Rule 5605(d)(1) and the Board of Directors has established a Compensation Committee (the “Compensation Committee”). The Compensation Committee is comprised of Yew Poh Leong, Michael Chan and Eng Ho Ng. The Compensation Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 21, 2021.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management and such other duties as directed by the Board.

Each of the Compensation Committee members satisfies the "independence" requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving the Company's compensation guidelines and structure;

●	reviewing and approving on an annual basis the corporate goals and objectives with respect to the CEO of the Company;

●	reviewing and approving on an annual basis the evaluation process and compensation structure for the Company's other officers, including salary, bonus, incentive and equity compensation;

●	reviewing the Company's incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed.

●	periodically making recommendations to the Board regarding the compensation of non-management directors, including Board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate; and

●	overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the CEO, any employment, severance or change in control agreements.

Stockholder Communications

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including any non-employee directors as a group, either by: (i) mail to FingerMotion, Inc., 1460 Broadway, New York, NY 10036, U.S.A.; or (ii) by telephone request to Martin Shen, CEO: 1 (347) 349-5339; or (ii) by email to martin.shen@fingermotion.com.

Our CEO will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, the CEO, and the appropriate members of the Board, depending on the nature of the communication, will review and act upon such communication. Such communications will be assessed as soon as reasonably practicable taking into consideration the nature of the communication and whether an expedited review and/or response is appropriate.

Certain Relationships and Related Party Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

On May 1, 2022, we received US$730,000 from Dr. Liew Yow Ming in exchange for issuing to Dr. Liew a convertible promissory note whereby we promise to pay Dr. Liew, or his successors or assigns, the principal amount on or prior to the one year anniversary of the convertible note and to pay interest on the unpaid principal amount at the rate of 20% per annum. The interest shall be paid at the end of every month and on a monthly basis thereafter. Any amount of principal or interest on the convertible note which is not paid when due shall bear interest from the date due until such past due amount is paid at a rate of interest equal to the applicable rate of 20% plus four percent (4%) per annum. At any time up to the maturity date, the holder may convert all or any portion of the outstanding principal amount and accrued but unpaid interest into shares of our common stock at a price of $4.00 per share.

Conflicts of Interest

To our knowledge, and other than as disclosed in this Proxy Statement, there are currently no known existing or potential conflicts of interest among us, our directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests, except that certain of the directors and officers serve as directors and officers of other companies and, therefore, it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended February 28, 2022, except as follows:

Name	Position Held	Late or Unfiled Report
Hsien Loong Wong	Director	Unfiled Form 4 as required in Fiscal 2022

Michael Chan	Director	Late filed Form 4 as required in Fiscal 2022

Li Li	Officer of operating subsidiary	Unfiled Form 3 upon becoming an officer, unfiled Form 4 as required in Fiscal 2021 and unfiled Form 4 as required in Fiscal 2022

Choe Yang Yeat	Shareholder	Unfiled Form 4 as required in Fiscal 2022

EXECUTIVE COMPENSATION

General

For the purposes of this section:

“CEO” means an individual who acted as the Chief Executive Officer of FingerMotion, or acted in a similar capacity, for any part of the most recently completed financial year;

“CFO” means an individual who acted as the Chief Financial Officer of FingerMotion, or acted in a similar capacity, for any part of the most recently completed financial year;

“incentive plan” means any plan providing compensation that depends on achieving certain performance goals or similar conditions within a specified period;

“incentive plan award” means compensation awarded, earned, paid or payable under an incentive plan;

“NEO” means each of the following individuals:

(a)	a CEO;

(b)	a CFO;

(c)	each of FingerMotion’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year; and

(d)	each individual who would be a NEO under paragraph (c) but for the fact that the individual was neither an executive officer of FingerMotion, nor acting in a similar capacity, at the end of that financial year;

“option-based award” means an award under an equity incentive plan of options, including, for greater certainty, stock options, stock appreciation rights and similar instruments that have option-like features; and

“share-based award” means an award under an equity incentive plan of equity-based instruments that do not have option-like features, including, for greater certainty, common shares, restricted shares, restricted share units, deferred share units, phantom shares, phantom share units, common share equivalent units, and stock.

Compensation Discussion and Analysis

Compensation Program Objectives

We have not established a strategy for setting executive salary levels, creating standards we apply in setting compensation levels or what factors we intend to encourage by establishing compensation levels. Since we raised equity capital and have been generating revenues from the sale of our products and services, we have been compensating our NEOs at levels comparable to executive officers of companies within our industry at similar stages of growth.

Our Compensation Committee review and recommends to our Board the salaries and benefits of all employees, consultants, directors and other individuals compensated by us. The Board of Directors assumes responsibility for reviewing the recommendations of the Compensation Committee and monitoring the long-range compensation strategy for our senior management. The Compensation Committee and the Board reviews the compensation of senior management on a semi-annual basis taking into account compensation paid by other issuers of similar size and activity. The Compensation Committee and Board receives independent competitive market information on compensation levels for executives. It uses salary data of comparable private and public companies as a benchmark for setting executive compensation. This data is obtained from various sources including online research and market surveys.

Anti-Hedging and Anti-Pledging Policy

We adopted an Anti-Hedging and Anti-Pledging Policy (the “Anti-Hedging and Anti-Pledging Policy”). The Anti-Hedging and Anti-Pledging Policy provides that, unless otherwise previously approved by our Nominating and Corporate Governance Committee, no director, officer or employee of the Company or its subsidiaries or, to the extent practicable, any other person (or their associates) in a special relationship (within the meaning of applicable securities laws) with the Company, may, at any time: (i) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds that are based on fluctuations of the Company’s debt or equity instruments and that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company; or (ii) purchase Company securities on a margin or otherwise pledge Company securities as collateral for a loan. Any violation of our Anti-Hedging and Anti-Pledging Policy will be regarded as a serious offence.

Elements of the Compensation Program

The total compensation plan for NEOs consists of a base compensation structure and equity-based compensation program in the form of stock options and other awards as provided for under our 2021 Stock Incentive Plan as adopted by the Company’s Board of Directors on September 27, 2021. The compensation program for our senior management is designed with a view that the level and form of compensation achieves certain objectives, including:

(a)	attracting, retaining and rewarding a knowledgeable and driven management team and to encourage them to attain and exceed performance expectations;

(b)	motivating the short and long-term performance of these executives; and

(c)	better aligning their interests with those of the Company’s stockholders.

In compensating our senior management, we have the ability to arrange for equity participation through our 2021 Stock Incentive Plan.

Base Salary

The base salary component of NEO compensation is intended to provide a fixed level of competitive pay that reflects each NEO’s primary duties and responsibilities. The policy of FingerMotion is that salaries for its NEOs are competitive within its industry and are generally set at the median salary level among entities its size.

Stock Options

Effective September 27, 2021, our Board adopted the 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”). The purpose of the 2021 Stock Incentive Plan is to enhance the long-term shareholder value by offering opportunities to our directors, executive officers, key employees and eligible consultants to acquire our shares of common stock in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in the service of the Company.

Previous grants will be taken into account when considering new grants and the 2021 Stock Incentive Plan currently provides for a maximum of 7,000,000 shares of common stock that may be issued pursuant to awards, which includes stock options, that may be granted under the 2021 Stock Incentive Plan. There are currently 3,571,000 options outstanding and no other awards issued under the 2021 Stock Incentive Plan.

Compensation Governance

Our Compensation Committee is responsible for recommending to our Board the compensation to be paid to our directors and executive officers. We do not have any formal compensation policies and the practices adopted by the Compensation Committee and our Board to determine the compensation for our directors and executive officers is described above.

Summary Compensation Table

Our named executive officers for the fiscal year ended February 28, 2022 (“Fiscal 2022”) consist of (i) Martin J. Shen, our current Chief Executive Officer, (ii) Yew Hon Lee, our current Chief Financial Officer and (iii) Li Li, the Legal Representative and General Manager of our contractual controlled company, JiuGe Technology. Our named executive officers for the fiscal year ended February 28, 2021 (“Fiscal 2021”) consist of (i) Martin J. Shen, our current Chief Executive Officer and former Chief Financial Officer; and (ii) Li Li, the Legal Representative and General Manager of our contractual controlled company, JiuGe Technology. We have no other executive officers.

The following Summary Compensation Table sets forth the compensation earned by or paid to our named executive officers for Fiscal 2022 and Fiscal 2021 are as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Martin J. Shen (1)	2022	180,000	-	-	22,540	-	-	-	202,540
CEO	2021	180,000	-	-	-	-	-	-	180,000

Yew Hon Lee(2)	2022	72,000	-	-	21,658	-	-	-	93,658
CFO	2021	18,000	-	-	-	-	-	-	18,000

Li Li	2022	130,586	-	-	41,160	-	-	-	171,746
Legal Representative and General Manager of JiuGe Technology	2021	133,395	-	-	-	-	-	-	133,395

Notes:

(1)	Mr. Shen was appointed as our CEO and CFO on December 1, 2018. Mr Shen resigned as our CFO effective December 10, 2020.

(2)	Mr. Yew Hon Lee was appointed as our CFO on December 11, 2020.

(3)	For Fiscal 2022, these amounts represent the aggregate grant date fair value of stock options which was estimated using the Black-Scholes option pricing model. The following assumptions were used to value the stock options granted on December 28, 2021: exercise price: $8.00; expected risk free interest rate: 1.06%; expected annual volatility: 15.27%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $85,358.

During our most recently completed financial years, we did not pay any other executive compensation to our named executive officers.

Executive Employment Agreements

As of February 28, 2022, we did not have any employment agreements with any of our named executive officers.

Outstanding Equity Awards Held by Named Executive Officers at Fiscal Year End

The following table sets forth information as at February 28, 2022, relating to equity awards that have been granted to the Named Executive Officers:

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Martin J. Shen	46,000	184,000	N/A	$8.00	Dec. 28, 2026	N/A	N/A	N/A	N/A
Yew Hon Lee	44,200	176,800	N/A	$8.00	Dec. 28, 2026	N/A	N/A	N/A	N/A
Li Li	84,000	336,000	N/A	$8.00	Dec. 28, 2026	N/A	N/A	N/A	N/A

Pension Plan Benefits

We have no pension plans that provide for payments or benefits at, following or in connection with retirement.

Compensation Policies and Practices and Risk Management

One of the responsibilities of our Compensation Committee and our Board, in its role in setting executive compensation and overseeing our various compensation programs, is to ensure that our compensation programs are structured so as to discourage inappropriate risk-taking. We believe that our existing compensation practices and policies for all employees, including executive officers, mitigate against this risk by, among other things, providing a meaningful portion of total compensation in the form of equity incentives. These equity incentives have historically been in the form of stock grants to promote long-term rather than short-term financial performance and to encourage employees to focus on sustained stock price appreciation. The Compensation Committee is responsible for monitoring our existing compensation practices and policies and investigating applicable enhancements to align our existing practices and policies with avoidance or elimination of risk and the enhancement of long-term stockholder value.

Director Compensation

Each of our directors receives regular cash compensation of $2,000 per month, for serving on the Board.

The following table set forth information relating to the compensation paid to our non-executive directors for Fiscal 2022:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Yew Poh Leong	24,000	-	7,693	-	-	-	31,693
Michael Chan	24,000	-	7,693	-	-	-	31,693
Hsien Loong Wong	24,000	-	7,693	-	-	-	31,693
Eng Ho Ng	24,000	-	6,174	-	-	-	30,174

Notes:

(1)	These amounts represent the aggregate grant date fair value of stock options which was estimated using the Black-Scholes option pricing model. The following assumptions were used to value the stock options granted on December 28, 2021: exercise price: $8.00; expected risk free interest rate: 1.06%; expected annual volatility: 15.27%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $29,253.

As at February 28, 2022, our directors held stock options to acquire an aggregate of 298,500 shares of our common stock as follows: Yew Poh Leong– 78,500 stock options; Michael Chan – 78,500 stock options; Hsien Loong Wong – 78,500 stock options; and Eng Ho Ng – 63,000 stock options.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NUMBER TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Centurion ZD CPA & Co. (“Centurion”) have been selected as the independent registered public accountants of the Company for the fiscal year ending February 28, 2023. Centurion was appointed as our independent registered public accountants on November 3, 2017 and audited the Company’s financial statements for the fiscal years ended February 28, 2022 and 2021. Representatives of Centurion will not be present at the Annual Meeting.

In the event ratification by the stockholders of the appointment of Centurion as the Company’s independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

Principal Accountant Fees and Services

The following is an aggregate of fees billed for each of the last two fiscal years for professional services rendered by our current and prior principal accountants:

	2022	2021
Audit fees	$68,000	$60,000
Audit-related fees	21,000	18,000
Tax fees	Nil	Nil
All other fees	Nil	Nil
Total fees paid or accrued to our principal accountants	$89,000	$78,000

Audit Fees

Audit fees are the aggregate fees billed for professional services rendered by our independent auditors for the audit of our annual financial statements, the review of the financial statements included in each of our quarterly reports and services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Audit related fees are the aggregate fees billed by our independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not described in the preceding category.

Tax Fees

Tax fees are billed by our independent auditors for tax compliance, tax advice and tax planning.

All Other Fees

All other fees include fees billed by our independent auditors for products or services other than as described in the immediately preceding three categories.

Pre-Approval of Services by the Independent Auditor

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our audit committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. We approved all services that our independent accountants provided to us in the past two fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF CENTURION ZD CPA & CO. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE COMPANY’S FISCAL YEAR ENDING FEBRUARY 28, 2023.

PROPOSAL NUMBER THREE:

APPROVAL OF 2023 STOCK INCENTIVE PLAN

We are seeking shareholder approval of our 2023 Stock Incentive Plan to authorize 2,000,000 additional shares for issuance pursuant to new awards, as described below.

Summary of 2023 Stock Incentive Plan

On December 12, 2022, our Board authorized and approved the adoption of the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”), under which an aggregate of 9,000,000 of our shares of common stock may be issued which consists of: (i) 3,571,000 shares issuable pursuant to awards previously granted that were outstanding under the 2021 Stock Incentive Plan (as described below) as of December 12, 2022; (ii) 3,429,000 shares remaining available for issuance under the 2021 Stock Incentive Plan as of December 12, 2022; and (iii) 2,000,000 additional shares that may be issued pursuant to awards that may be granted under the 2023 Stock Incentive Plan. The 2023 Stock Incentive Plan supersedes and replaces the Company’s 2021 Stock Incentive Plan, dated as originally ratified by the Board on September 27, 2021, as ratified by the stockholders of the Company at the Company’s annual meeting of stockholders held on November 22, 2021.

In the event that our stockholders do not approve our 2023 Stock Incentive Plan, our 2021 Stock Incentive Plan shall continue in full force and effect in accordance with its terms.

The purpose of our 2023 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2023 Stock Incentive Plan is to be administered by our Compensation Committee which shall determine, among other things: (i) the persons to be granted awards under the 2023 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, stock options, restricted stock units, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2023 Stock Incentive Plan. As indicated above, an aggregate of 9,000,000 of our shares may be issued pursuant to the grant of awards under the 2023 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant’s continuous service only to the extent provided by the administrator under the 2023 Stock Incentive Plan. If the administrator under the 2023 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant’s service has been terminated for “cause”, he or she shall immediately forfeit all rights to any of the awards outstanding.

The 2023 Stock Incentive Plan will retain the best practice provisions of our existing 2021 Stock Incentive Plan that reinforce the alignment between stockholders’ interests and equity compensation agreements. These provisions include, but are not limited to:

●	No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the shares on the stock exchange or system on which the shares are traded or quoted at the time the award is granted;

●	No buyout without shareholder approval: outstanding options or non-qualified stock options (“SARs”) may not be bought out or surrendered in exchange for cash unless shareholder approval is received;

●	No repricing without shareholder approval: the Company may not, without shareholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

●	Minimum vesting requirements for “full-value” awards: except in the case of an award granted in substitution and cancellation of an award granted by an acquired organization and shares delivered in lieu of fully vested cash awards, any equity-based awards granted under the 2023 Stock Incentive Plan will have a vesting period of not less than one year from the date of grant; provided, however, that this minimum vesting restriction will not be applicable to equity-based awards not in excess of 5% of the number of shares available for grant under the 2023 Stock Incentive Plan. For avoidance of doubt, the foregoing restrictions do not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any award in case of death or disability. The treatment of awards in connection with a change of control are described below;

●	No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect the 2023 Stock Incentive Plan requires a “double-trigger” – both a change of control and a qualifying termination of continuing services – to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

●	No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

●	No liberal share recycling: shares issued under the 2023 Stock Incentive Plan pursuant to an award, or shares retained by or delivered to the Company to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and shares purchased by the Company in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the 2023 Stock Incentive Plan;

●	Transferability: the awards granted under the 2023 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution;

●	No automatic grants: the 2023 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

●	No evergreen provision: the 2023 Stock Incentive Plan does not provide for an “evergreen” feature pursuant to which the shares authorized for issuance under the 2023 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the 2023 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2023 Stock Incentive Plan; a copy of which has been included as Schedule “A” to this Proxy Statement; as filed electronically with the SEC, which is available under the Company’s filings at www.sec.gov.

Federal Income Tax Consequences

The United States federal income tax consequences to the Company and its eligible participants under the 2023 Stock Incentive Plan are complex and subject to change. The following discussion is a summary of the general rules applicable to awards granted under the 2023 Stock Incentive Plan, to an eligible participant who performs services within the United States or is a United States citizen or resident. The tax consequences may be affected by various income tax treaties. Eligible participants under the 2023 Stock Incentive Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The Company has been advised that, based on the current provisions of the United States Internal Revenue Code, as amended (the “Code”), the federal income tax consequences of the grant, vesting and exercise of awards under the 2023 Stock Incentive Plan and the subsequent disposition of shares of common stock acquired under the 2023 Stock Incentive Plan are as described below. The following discussion addresses only the general federal income tax consequences of awards. Eligible participants in the 2023 Stock Incentive Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax and securities laws restrictions, given their individual situations. It is intended that the underlying benefits that are required to be treated as deferred compensation to which Code Section 409A is applicable, will comply with statute and the underlying agency guidance interpreting that section, and the tax consequences described below are based on the assumption that such Awards comply with Code Section 409A. If it is determined that such Awards are subject to Code Section 409A and do not comply with Code Section 409A, different tax consequences and penalties may result.

In the case of an exercise of a non-qualified stock option or “SAR”, the Participant will recognize ordinary income in an amount equal to the difference between the option exercise price (or SAR grant price) and the fair market value of the Company’s common stock on the exercise date. Likewise, in the case of a common law employer-employee relationship, any amount recognized as ordinary income for income tax purposes will be also recognized as wages for the Federal Insurance Contributions Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”) purposes. This will require reporting and payment of Old Age Survivors and Disability Insurance (“OASDI”), assuming the FICA-OASDI taxable wage base has not been exceeded for the year of exercise, and Hospital Insurance. For awards issued to non-employees, the income from the exercise of the grant will be taxable as self-employment income and will therefore be subject to both federal and state income taxes as well as self-employment taxes to the individual.

In the case of an Incentive Stock Option (as defined in the 2023 Stock Incentive Plan), there is no tax liability at the time of exercise. However, the excess of the fair market value of the Company’s common stock on the exercise date over the option exercise price is included in the eligible participant’s income for purposes of the alternative minimum tax. If no disposition of the Incentive Stock Option stock is made before the later of one year from the date of exercise or two years from the date the Incentive Stock Option is granted, the eligible participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option exercise price and the sale price (and the Company will not be entitled to deduct any gain for federal income tax purposes). If the stock is not held for the required period, it is considered to be a “disqualifying disposition”, and ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. The balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year), and will not result in any additional deduction by the Company. FICA and FUTA taxes will not apply to any ordinary income or capital gain from the exercise of an Incentive Stock Option, even in the case of a disqualifying disposition. Incentive Stock Options may only be issued to employees, and any options that are issued to non-employees are taxed as non-qualified stock options.

In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is freely transferable or no longer subject to a substantial risk of forfeiture (less the amount, if any, paid for the shares). However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the effective date of such election (i.e. the date of grant), and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. As to stock grants that are not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the fair market value of the shares received (determined as of the date of receipt), less the amount, if any, paid for the shares. In an employee-employer relationship, the amounts the award holder includes as ordinary income from the grant of a restricted or unrestricted stock award are subject to FICA and FUTA. The Company will also be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Recipients of grants of restricted stock units, deferred stock units or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to: (i) the amount of cash received under the terms of the award or, as applicable (ii) the fair market value of the shares received (determined as of the date of receipt, or if later, when such shares are no longer subject to a substantial risk of forfeiture) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. To the extent that an award is considered as an award of deferred compensation, it will be likely, under application of the “special timing rule”, that its present value will be treated for employment tax purposes as wages and FICA and FUTA will be assessed at the later of the date of the performance of services or the elimination of a substantial risk of forfeiture for entitlement to the benefit. The Company will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the holder’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Subject to the usual rules concerning reasonable compensation (including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes), and subject to the limits under Section 162(m) of the Code described below, the Company will generally be allowed an income tax deduction simultaneous with, and equal to, the ordinary income recognized by the participant. The Company does not receive an income tax deduction as a result of the exercise of an incentive stock option, provided that the incentive stock option stock is held for the required period as described above.

The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code.

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an Incentive Stock Option (for purposes of the alternative minimum tax only), a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of Company stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period (unless a special election is made by the recipient pursuant to Section 83(b) of the Code to recognize income as of the date the shares are received).

Information Regarding Plans Not Subject to Security Holder Action

As of February 28, 2022, we had one equity compensation plan, our 2021 Stock Incentive Plan. We are seeking stockholder approval of the 2023 Stock Incentive Plan a described above. The table set forth below presents information relating to our existing compensation plan as of February 28, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,545,500	$8.00	2,454,500
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	4,545,500		2,454,500

Resolution for Stockholder Approval of 2023 Stock Incentive Plan

Accordingly, the Company is asking our stockholders to indicate their support for the 2023 Stock Incentive Plan as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby ratify and approve the 2023 Stock Incentive Plan of the Company with immediate effect.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO RATIFY AND APPROVE THE 2023 STOCK INCENTIVE PLAN.

PROPOSAL NUMBER FOUR:

APPROVAL TO AMEND THE EXERCISE PRICE OF CERTAIN STOCK OPTIONS

Option Repricing

The Company is seeking stockholder approval of a one-time repricing (the “Option Repricing”) of 3,571,000 stock options of the Company with an exercise price of $8.00 as set out below in the table under the heading “Subject Optionholders” (the “Subject Options”) outstanding under the Company’s 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”) held by current directors, officers, employees and eligible consultants (the “Subject Optionholders”). More specifically, this Proposal requests stockholder approval to change the exercise price of the Subject Options to $3.84 per Common Share.

On December 12, 2022, our Board approved, based on the Compensation Committee’s consideration and recommendation and subject to the approval of the stockholders at the Annual Meeting, the repricing of the Subject Options, on a future date to be determined by the Board following the date of the Meeting (the “Repricing Date”). On the Repricing Date, if this Proposal is approved, all Subject Options will be repriced and lowered to an exercise price equal to $3.84. There would be no changes to the vesting schedules or any other terms and conditions to the Subject Options. Even if the Option Repricing is approved by our stockholders, the Board has discretion to amend, postpone or not proceed with the Option Repricing. The Board has determined that the Repricing is in the best interest of the Company and our stockholders.

In relation to the Option Repricing, the Company proposes that the stockholders pass a resolution in substantially the following form at the Meeting (the “Option Amendment Resolution”) with all insiders set out in the table under the heading “Subject Optionholders” abstaining from voting:

WHEREAS the Company has 3,571,000 stock options outstanding with an exercise price of $8.00 as more specifically set out in the table under the heading “Subject Optionholders” in the Proxy Statement of the Company as of January 3, 2023 (the “Subject Options”).

RESOLVED THAT:

1.	the exercise price of the 3,571,000 Subject Options granted to the Subject Optionholders be amended from $8.00 to $3.84; and

2.	any one or more of the directors or officers of the Company be and are hereby authorized for, on behalf of and in the name of the Company and as the corporate act of the Company to execute and deliver, under common seal or otherwise, all such other instruments, certificates, documents, directions, notices, acknowledgements and receipts and to perform and to do all such other acts and things as such directors or officers in their discretion may consider to be necessary or advisable for the purpose of giving effect to these resolutions.

Reason for Option Repricing

The Board has determined that adverse changes in the market price of the Company’s common stock since the Subject Options were granted could materially interfere with the Company’s efforts to attract and retain the service of its directors, officers, employees and consultants. We have historically granted stock options and other equity-based awards under the 2021 Stock Incentive Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages may include a number of different components, we believe that equity compensation is key to linking pay to performance as it encourages employees, executive officers and consultants to work toward our success and aligns their interests with those of our stockholders by providing them with a means by which they can benefit from increasing the value of our stock. We face significant competition for experienced and talented personnel with critical and high demand skills in our industry, and stock options are an important part of our incentive compensation.

The Compensation Committee recommended to the Board, and the Board approved the Option Repricing, to encourage an increasing alignment of the Subject Option holder’s interests with those of our stockholders and their stake in the long-term performance and success of the Company. The Board recommends the Option Repricing and that stockholders approve the Option Amendment Resolution to encourage an increasing alignment of their interests with those of the Company’s stockholders and their stake in the long-term performance and success of the Company. When the market price for the Company’s common stock is significantly below the applicable exercise price of an option (often referred to as “underwater” or “out-of-the-money”), for example, the Board believes that the option holder is not likely to exercise that option and will not have the desired incentive that the option was intended to provide.

The Company and the Board considered several alternatives in arriving at our proposal, namely:

1.	We could leave the options as they currently exist. We are concerned that if we do not improve the Subject Option holders’ prospects of receiving long-term value from their options, we will undermine the incentive the value of the Subject Option was meant to promote, which in turn could limit our ability to successfully implement our business plan. We will also forgo an opportunity to better align their interests with the interests of our stockholders.

2.	We could issue additional options or other types of equity awards. However, this would result in increasing our overhang of outstanding equity awards, and we believe that adjusting already outstanding options would better serve the interests of our stockholders.

3.	We considered an exchange of options of less than one for one as a means of offsetting the increase in value resulting from repricing options. Any exchange proposal would have required compliance with tender offer rules and resulted in added costs, complexities and burdens on our resources.

Subject Optionholders

There are currently 3,571,000 stock options outstanding under the 2021 Stock Incentive Plan, which are the Subject Options. If stockholders do not approve the Option Amendment Resolution, then the Option Repricing described in this Proposal will not become effective.

The following table sets forth the number of Subject Options held by the Subject Optionholders that will be repriced if the Option Amendment Resolution is approved (each Subject Option is exercisable for one share of common stock) and indicates which Subject Optionholders are directors, officers or 10% or more beneficial owner:

Subject Optionholder	Number of Subject Options
Martin Shen – CEO(1)	230,000
Yew Hon Lee – CFO(1)	221,000
Li Li - Legal Representative and General Manager of JiuGe Technology(1)	420,000
Hsien Loong Wong – Director(1)	78,500
Yew Poh Loeng – Director(1)	78,500
Michael Chan – Director(1)	78,500
Eng Ho Ng – Director(1)	63,000
Choe Yang Yeat – 10% or more beneficial owner(1)	96,000
Tan Kok How	195,000
Liu HaiBo	109,000
Yip Ka Ling	123,000
Yang ChangBo	109,000
Chong Wan Yeng	123,000
Lee Shiuan Jung	88,000
Tai Yew Foo	21,000
Lv Jianfeng	40,000
Michael Tan Peh Hin	96,000
Corey James Sandberg	89,000
Michael Shannon	63,000
Chau Chun Fong	85,500
Dong Jun Hong	155,500
Xin Yan	131,500
Teng Shi Yong	121,500
Shao Dong He	108,000
Du Rong Di	99,000
Li Jing Yi	99,500
Wang Chi Shen	73,500
Yao Ya Nan	73,500
Qin Jun Ze	73,500
Jia Ze Zhi	96,000
Wang Long Bing	72,000
Yang Xiao Yi	60,500

All current executive officers as a group - total	871,000
All directors as a group - total	298,500
All 10% or more beneficial owners - total	96,000

All current employees and consultants as a group (excluding executive officers and 10% or more beneficial owners)	2,305,500

Total Subject Options to be Repriced	3,571,000

Note:

(1)	This person is an insider of the Company and any shares of common stock held directly or indirectly by such person will be excluded from voting on the Option Amendment Resolution.

Accounting Treatment of the Repricing

We have adopted the provisions of Financial Accounting Standards Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standard No. 123R) regarding accounting for share-based payments. Under Financial Accounting Standards Codification Topic 718, we will recognize any incremental compensation cost of the Subject Options subject to the Option Repricing. We believe that the incremental compensation cost will be measured on the date, if approved, the shareholders approve the repricing as the excess, if any, of the fair value of the repriced Subject Options immediately following the Option Repricing over the fair value of the Subject Options immediately prior to the Option Repricing.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted pursuant to the 2021 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. None of the Subject Options are incentive stock options.

Non-qualified Stock Options

No taxable income is reportable when a non-statutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to an optionee. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the optionee.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with the repriced Subject Options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE THE OPTION AMENDMENT RESOLUTION.

PROPOSAL NUMBER FIVE:

APPROVAL OF ISSUANCE ABOVE 20% (THE “NASDAQ PROPOSAL”)

Summary and Purpose of Approving Stock Issuance Above 20%

The Board has voted to approve the issuance, over time, of more than 20% of its shares of common stock to Lind Global Fund II LP, the Company’s primary lender (“Lind Global”), pursuant to the terms of the securities purchase agreement (the “SPA”) entered into between the Company and Lind Global, dated August 9, 2022, and the related convertible promissory note (the “Note”) and common stock purchase warrant (the “Warrant”), as described in more detail below. The information set forth in this Proposal is qualified by the terms of the SPA, Note and Warrant, all dated August 9, 2022, which are described in and included as exhibits to our Current Report on Form 8-K filed with the SEC on August 15, 2022.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As repayment of the Lind Global Note, over time, may require the issuance of more than 20% of the Company’s outstanding Class A Common Stock, we are required to obtain stockholder approval.

Summary of the Lind Global SPA, Note and Warrant

On August 9, 2022, the Company entered into the SPA with Lind Global, pursuant to which the Company issued to Lind Global the Note which is a secured, two-year, interest free convertible promissory note in the principal amount of $4,800,000 and the Warrant which entitles Lind Global to acquire up to 3,478,261 shares of the Company’s common stock (each, a “Warrant Share”).

Commencing 180 days after the issuance of the Note, the Company shall pay the outstanding principal amount of the Note in eighteen (18) consecutive monthly payments of $266,667 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company (the “Repayment Shares”) at a price based on 90% of the average five (5) lowest daily VWAPs during the twenty (20) days prior to the payment date subject to a floor price of $0.86 per share (the “Floor Price”), or a combination of cash and Repayment Shares, provided that if at the time the Repayment Share Price is deemed to be the Floor Price, then in addition, to the Repayment Shares, the Company will pay the investor an additional amount of cash as determined pursuant to a formula contained in the Note. In order for the Company to issue any Repayment Shares, the Repayment Shares must either be eligible for immediate resale under Rule 144 without restriction on the number of shares to be sold or manner of sale, or be registered for resale under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Any portion of a monthly payment being made in cash shall include a premium of three percent (3%) of such cash amount.

The conversion price of the Note is equal to $2.00, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price.

The SPA contains a restriction whereby there cannot, under any circumstances, be more than 8,561,451 shares of common stock of the Company issued under the Note and the Warrant combined without first receiving shareholder approval to issue more than 8,561,451 shares of common stock of the Company thereunder.

Upon the occurrence of an event of default as described in the Note, the holder may at any time at its option declare the Note immediately due and payable at an amount of 110% or 120% of the outstanding principal amount depending on the type of event of default. Upon an event of default, subject to any applicable cure periods, the holder may demand that all or a portion of the outstanding principal amount be converted into shares of common stock of the Company at the lower of the conversion price and 80% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to the delivery of the conversion notice, subject to Floor Price, provided that if at the time of such demand the conversion price is deemed to be the Floor Price, then in addition, to the shares of common stock of the Company at the Floor Price, the Company will pay the holder an additional amount of cash as determined pursuant to a formula contained in the Note.

The Warrant entitles the holder to purchase up to 3,478,261 shares of common stock of the Company until August 9, 2027, at an exercise price of $1.75 per Warrant Share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the lesser of (i) the consideration per share deemed to have been paid for such new securities, and (ii) the average of the VWAP of the shares of common stock of the Company over the five (5) trading days immediately following such issuance, subject to compliance with the requirements of the trading market. Notwithstanding the foregoing, in the event that the exercise of the Warrant would result in the issuance of more than 8,561,451 shares of common stock of the Company to the holder, subject to the Company receiving shareholder approval to issue more than 8,561,451 shares of common stock, then in addition to issuing the shares of common stock to the holder at the exercise price, the Company will also pay to the holder an additional amount of cash as determined pursuant to a formula contained in the Warrant. The Warrant also provides for cashless exercise.

Each of the Note and the Warrant contain a provision limiting Lind Global to holding no more than 4.99% of the Company’s common stock at any one time, and if it exceeds that number at any period, it shall temporarily be allowed to own up to 9.99% of the Company’s common stock.

Potential Adverse Effect

If this Proposal is approved by the stockholders, Lind Global may be entitled to receive up to a maximum of 9,059,656 shares of the Company’s common stock instead of a maximum of 8,561,451 shares upon the issuance of Repayment Shares and Warrant Shares at the Floor Price, if applicable, subject to Proposal Six below receiving stockholder approval, representing 21.1% instead of 19.99% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant. Therefore, our stockholders will experience additional dilution of their interests as a result of the conversion of the Note and the exercise of the Warrant at the Floor Price, if applicable.

Effect on Current Stockholders if this Action is Not Approved

If our stockholders to not approve this Proposal, then the aggregate number of shares of common stock issuable to Lind Global will be limited to no more than 8,561,451 of our shares of common stock representing 19.99% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant. In such case, we would be required to seek to make such payments in cash, which may require us to alter our plans with respect to the use of current working capital. In addition, if this Proposal is not approved by the stockholders and Lind Global exercises the Warrant, and such would result in the issuance of more than 8,561,451 shares but restricted by the shares issuance cap at 8,561,451 shares, the Company would have to pay Lind Global an additional amount of cash as determined pursuant to a formula contained in the Warrant thereby using up available current working capital. Furthermore, in the event the Company does not obtain stockholder approval of this Proposal, pursuant to the SPA, the Company would then be required to call a stockholder meeting every four months thereafter to seek stockholder approval until the date the stockholder approval is obtained, which would require additional Company resources, including use of available working capital associated with holding one or more stockholders meetings to seek such stockholder approval.

We are not seeking stockholder approval to authorize the offering of our common stock or the entry into or the closing of the Lind Global transaction, or the execution of the related transaction documents, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on us. The failure of our shareholders to approve this Proposal will not negate the existing terms of such transaction documents or any other documents relating to the offering of common stock or the acquisition of our common stock pursuant to the transaction documents.

Resolution for Stockholder Approval of the Nasdaq Proposal

Accordingly, the Company is asking our stockholders to indicate their support to approve the issuance above 20% (otherwise referred to as the Nasdaq Proposal) as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve the issuance or potential issuance by the Company of common stock which equals 20% or more of the common stock, or 20% or more of the voting power immediately preceding the signing of the Lind Global transaction documents.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE THE NASDAQ PROPOSAL.

PROPOSAL NUMBER SIX:

APPROVAL OF LOWERING THE FLOOR PRICE UNDER THE NOTE AND WARRANT TO $0.50 PER SHARE

Pursuant to the terms of the SPA and the Note and the Warrant issued to Lind Global, the Note and the Warrant are considered future priced securities under the rules of the Nasdaq Stock Market and contain a floor price (the “Floor Price”) of $0.86 per share of the Company’s common stock. Pursuant to the SPA, the Company agreed to seek stockholder approval to have the Floor Price lowered from $0.86 to $0.50 per share. The information set forth in this Proposal is qualified by the terms of the SPA, Note and Warrant, all dated August 9, 2022, which are described in and included as exhibits to our Current Report on Form 8-K filed with the SEC on August 15, 2022.

The effect of lowering the Floor Price could result in Lind Global being entitled to receive up to a maximum of 13,078,261 shares of the Company’s common stock, instead of up to a maximum of 9,059,656 shares of the Company’s common stock as set out in Proposal Five above, upon the issuance of Repayment Shares and Warrant Shares at the Floor Price, if applicable, which would represent 30.6% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant, and would represent 28.2% of the Company’s outstanding common stock as of the Record Date.

Potential Adverse Effects

If this Proposal is approved by the stockholders, Lind Global may be entitled to receive up to a maximum of 13,078,261 shares of the Company’s common stock instead of a maximum of 9,059,656 shares of the Company’s common stock if Proposal Five is approved upon the issuance of Repayment Shares and Warrant Shares at the Floor Price, if applicable, representing 30.6% instead of 21.1% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant. Therefore, our stockholders may experience substantial additional dilution of their interests as a result of the conversion of the Note and the exercise of the Warrant at the Floor Price, if applicable.

Effect on Current Stockholders if this Action is Not Approved

If our stockholders do not approve this Proposal, then the aggregate number of shares of common stock issuable to Lind Global will be limited to no more than 9,059,656 of our shares of common stock assuming the stockholders approve Proposal Five above, which would represent 21.1% of the Company’s outstanding common stock at the time of signing the SPA, Note and Warrant. In addition, in the event the Company does not obtain stockholder approval of this Proposal, pursuant to the SPA, the Company would then be required to call a stockholder meeting every four months thereafter to seek stockholder approval until the date the stockholder approval is obtained, which would require additional Company resources, including use of available working capital associated with holding one or more stockholders meetings to seek such stockholder approval.

Resolution for Stockholder Approval of Lowering the Floor Price Under the Note and Warrant to $0.50 per Share

Accordingly, the Company is asking our stockholders to indicate their support to approve the lowering of the Floor Price under the Note and the Warrant from $0.86 per share to $0.50 per share as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve the lowering of the Floor Price under the Note and the Warrant issued to Lind Global from $0.86 per share to $0.50 per share.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE THE LOWERING OF THE FLOOR PRICE UNDER THE NOTE AND THE WARRANT TO $0.50 PER SHARE.

PROPOSAL NUMBER SEVEN:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing the Company’s stockholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. This Proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

Our Board of Directors has determined to hold such votes on an annual basis until the next vote on the frequency of say-on-pay votes. Accordingly, the next say-on-pay votes will be held at the Company’s annual meeting of stockholders to be held in 2024.

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

The key points of our executive compensation program are set forth in the “Executive Compensation” section of this Proxy Statement.

Stockholder Approval of Say-on-Pay Resolution

We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Company is asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for this Annual Meeting of Stockholders.”

Adoption of this resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this Proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this Proposal. However, broker non-votes will not affect the outcome of the voting on this Proposal because it requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to submit a proposal for the annual meeting of stockholders to be held in 2022 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received at either of the Company’s principal offices by the Corporate Secretary of the Company no later than September 7, 2023. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in such proxy statement and form of proxy in accordance with applicable law.

A stockholder that wishes to present a proposal at the next annual meeting of stockholders to be held in 2022 must submit such proposal to the Company on or before October 23, 2023, or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section, located at One Station Place, 100 F Street, NE, Washington, DC, U.S.A., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding the Company.

By Order of the Board of Directors of FingerMotion, Inc.

/s/ Martin J. Shen
Martin J. Shen
Chief Executive Officer

Dated: January 3, 2023.

SCHEDULE “A”

FingerMotion, Inc.

2023 Stock Incentive Plan

The Company’s 2023 Stock Incentive Plan is attached hereto.

2023 STOCK INCENTIVE PLAN

For:

FINGERMOTION, INC.

Dated December 12, 2022

FINGERMOTION, INC.

2023 STOCK INCENTIVE PLAN

1.	PURPOSE

1.1 The purpose of this Stock Incentive Plan (the “Plan”) is to advance the interests of FingerMotion, Inc. (the “Company”) by encouraging Eligible Participants (as herein defined) to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnish them with additional incentive in their efforts on behalf of the Company in the conduct of their affairs.

1.2 This Plan is specifically designed for Eligible Participants of the Company who are residents of the United States and/or subject to taxation in the United States, although Awards (as herein defined) under this Plan may be issued to other Eligible Participants.

1.3 This Plan supersedes, replaces and is in substitution for the Company’s “2021 Stock Incentive Plan”, dated as originally ratified by the Board of Directors of the Company on September 27, 2021, as was ratified by the shareholders of the Company at the Company’s annual general meeting held on November 22, 2021. Any securities issued under the 2021 Stock Incentive Plan that are outstanding as of the date hereof are covered by this Plan. The maximum aggregate number of shares of the Company which may be issued pursuant to all awards under this Plan is set forth in Section 3.1(a) hereof.

2.	DEFINITIONS

As used herein, the following definitions shall apply:

(a)	“Administrator” means the Committee or otherwise the Board;

(b)	“Affiliate” and “Associate” have the meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act;

(c)	“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate laws, state or provincial securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein;

(d)	“Award” means the grant of an Option, SAR, Restricted Stock, unrestricted Shares, Restricted Stock Unit, Deferred Stock Unit or other right or benefit under this Plan;

(e)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto;

(f)	“Board” means the Board of Directors of the Company;

(g)	“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:

(i)	refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

(ii)	unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

(iii)	performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity;

(iv)	dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

(v)	commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person;

(h)	“Change of Control” means, except as provided below, a change in ownership or control of the Company effected through any of the following transactions:

(i)	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept;

(ii)	a change in the composition of the Board over a period of 36 months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;

(iii)	the sale or exchange by the Company (in one or a series of transactions) of all or substantially all of its assets to any other person or entity; or

(iv)	approval by the shareholders of the Company of a plan to dissolve and liquidate the Company.

Notwithstanding the foregoing, the following transactions shall not constitute a Change of Control:

(i)	the closing of any public offering of the Company’s securities pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended;

(ii)	the closing of a public offering of the Company’s securities through the facilities of any stock exchange; or

(iii)	with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of such Award is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth previously in this definition shall constitute a Change of Control for purposes of this Plan or any Award Agreement unless such event also constitutes a “change in the ownership”, a “change in the effective control” or a “change in the ownership of a substantial portion of the assets of the corporation” as defined under Section 409A of the Code and Treasury guidance formulated thereunder, which guidance currently provides that:

(A)	a change in ownership of a corporation shall be deemed to have occurred if any one person or more than one person acting as a group acquires stock of a corporation that constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the corporation. Stock acquired by any person or group of people who already own more than 50% of such total Fair Market Value or total voting power of stock shall not trigger a change in ownership;

(B)	a change in the effective control of a corporation generally shall be deemed to have occurred if within a 12-month period either:

(I)	any one person or more than one person acting as a group acquires ownership of stock possessing 35% or more of the total voting power of the stock of the corporation; or

(II)	a majority of the members of the corporation’s board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election; and

(C)	a change in the ownership of a substantial portion of the corporation’s assets generally is deemed to occur if within a 12-month period any person, or more than one person acting as a group, acquires assets from the corporation that have a total gross fair market value at least equal to 40% of the total gross fair market value of all the corporation’s assets immediately prior to such acquisition. The gross fair market value of assets is determined without regard to any liabilities;

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(j)	“Committee” means the Compensation Committee or any other committee appointed by the Board to administer this Plan in accordance with the provisions of this Plan; provided, however, that:

(i)	the Committee shall consist of two or more members of the Board;

(ii)	the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Company, Section 162(m) of the Code, respectively, are applicable;

(iii)	the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements set forth in Section 2.1(j)(ii) shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan; and

(iv)	members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board;

(k)	“Common Stock” means the common stock of the Company;

(l)	“Company” means FingerMotion, Inc., a Delaware corporation;

(m)	“Consultant” means any person (other than an Employee) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity;

(n)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least 36 months, or (ii) have been Board members for less than 36 months and were appointed or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such appointment or nomination was approved by the Board;

(o)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant that is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, maternity or paternity leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract;

(p)	“Corporate Transaction” means any of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is organized;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

(iii)	any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger;

(q)	“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code;

(r)	“Deferred Stock Units” means Awards that are granted to Directors and are subject to the additional provisions set out in Subpart A which is attached hereto and which forms a material part hereof;

(s)	“Director” means a member of the Board or the board of directors of any Related Entity;

(t)	“Disability” or “Disabled” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability or Disabled shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Option is subject to Section 409A of the Code, and payment or settlement of the Option is to be accelerated solely as a result of the Eligible Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code and the Treasury guidance promulgated thereunder;

(u)	“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by Insiders;

(v)	“Eligible Participant” means any person who is an Officer, a Director, an Employee or a Consultant, including individuals who are foreign nationals or are employed or reside outside the United States;

(w)	“Employee” means any person who is a full-time or part-time employee of the Company or any Related Entity;

(x)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(y)	“Fair Market Value” means, as of any date, the value of a Share determined in good faith by the Administrator. By way of illustration, but not limitation, for the purpose of this definition, good faith shall be met if the Administrator employs the following methods:

(i)	Listed Stock. If the Common Stock is traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be (A) the closing sales price for the Common Stock as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication, or (B) if the rules of the applicable stock exchange require, the volume-weighted average trading price for five days prior to the date the Board approves the grant of the Award. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Common Stock are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Common Stock on the Value Date. If the Common Stock is listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Common Stock is traded or quoted. If the rules of any applicable stock exchange or system require a different method of calculating Fair Market Value, then such method as required by those rules shall be used;

(ii)	Stock Quoted by Securities Dealer. If Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted;

(iii)	No Established Market. If Common Stock is not traded on any established stock exchange or quoted on a national market system and is not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (A) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants; (B) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any; and (C) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry;

(iv)	Additional Valuation. For publicly traded companies, any valuation method permitted under Section 20.2031-2 of the Estate Tax Regulations; or

(v)	Non-Publicly Traded Stock. For non-publicly traded stock, the Fair Market Value of the Common Stock at the Grant Date based on an average of the Fair Market Values as of such date set forth in the opinions of completely independent and well-qualified experts (the Eligible Participant’s status as a majority or minority shareholder may be taken into consideration).

Regardless of whether the Common Stock offered under the Award is publicly traded, a good faith attempt under this definition shall not be met unless the Fair Market Value of the Common Stock on the Grant Date is determined with regard to nonlapse restrictions (as defined in Section 1.83-3(h) of the Treasury Regulations) and without regard to lapse restrictions (as defined in Section 1.83-3(i) of the Treasury Regulations);

(z)	“Grantee” means an Eligible Participant who receives an Award pursuant to an Award Agreement;

(aa)	“Grant Date” means the date the Administrator approves that grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied;

(bb)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code;

(cc)	“Insider” means:

(i)	a Director or Senior Officer of the Company;

(ii)	a Director or Senior Officer of a person that is itself an Insider or Subsidiary of the Company;

(iii)	a person that has

(A)	direct or indirect beneficial ownership of,

(B)	control or direction over, or

(C)	a combination of direct or indirect beneficial ownership of and control or direction over,

securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(iv)	the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities;

(dd)	“Named Executive Officer” means, if applicable, an Eligible Participant who, as of the date of vesting and/or payout of an Award, is one of the group of Covered Employees as defined;

(ee)	“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option;

(ff)	“Officer” means a person who is an officer, including a Senior Officer, of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder;

(gg)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan;

(hh)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code;

(ii)	“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code;

(jj)	“Plan” means this 2021 Stock Incentive Plan as amended from time to time;

(kk)	“Related Entity” means any Parent or Subsidiary, and includes any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a greater than 50% ownership interest, directly or indirectly, or contractually controls such entity;

(ll)	“Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity;

(mm)	“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as, established by the Administrator and specified in the related Award Agreement;

(nn)	“Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Grantee, as described in this Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable only in Shares;

(oo)	“Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Administrator, in its sole discretion) or the Restricted Stock is not vested;

(pp)	“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock;

(qq)	“SEC” means the United States Securities and Exchange Commission;

(rr)	“Senior Officer” means:

(i)	the chair or vice chair of the Board, the president, the chief executive officer, the chief financial officer, a vice-president, the secretary, the treasurer or the general manager of the Company or a Related Entity;

(ii)	any individual who performs functions for a person similar to those normally performed by an individual occupying any office specified in Section 2.1(rr)(i) above; and

(iii)	the five highest paid employees of the Company or a Related Entity, including any individual referred to in Section 2.1(rr)(i) or 2.1(rr)(ii) and excluding a commissioned salesperson who does not act in a managerial capacity;

(ss)	“Share” means a share of the Common Stock; and

(tt)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	STOCK SUBJECT TO THE PLAN

Number of Shares Available

3.1	(a)	Subject to the provisions of Section 18, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) under this Plan is 9,00,000 (the “Maximum Number”). The Maximum Number consists of (i) 3,571,000 Shares issuable pursuant to Awards previously granted and, if applicable, outstanding under the Company’s 2021 Stock Incentive Plan as of the date of this Plan as first written above, which Awards are covered by this Plan, (ii) 3,429,000 Shares remaining available for issuance under the 2021 Stock Incentive Plan as of the date of this Plan as first written above and (iii) 2,000,000 additional Shares that may be issued pursuant to Awards to be granted under this Plan. Refer to Section 29 for Reservation of Shares. Shares reacquired by the Company in the open market using cash proceeds from the exercise of Options will not be available for Awards under the Plan.

(b)	Shares that have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that Shares covered by an Award (or portion of an Award) which is forfeited, cancelled, expired or settled in cash (which cash settlement is only available with respect to Shares or in-the-money Options or SARs if provided for in the Award Agreement) shall be deemed not to have been issued for the purposes of determining the Maximum Number of Shares which may be issued under the Plan. For the avoidance of doubt: (i) the Company shall not return to the Plan any Shares tendered for the exercise of any Award under the Plan; (ii) Shares withheld to satisfy a Grantee’s tax withholding obligations shall be deemed to have been issued under the Plan for the purposes of determining the Maximum Number of Shares; (iii) the gross (not net) number of Shares that are issued pursuant to the exercise of an Award shall be deemed to have been issued under the Plan for the purposes of determining the Maximum Number of Shares; and (iv) if any stock-settled SARs are exercised, the aggregate number of Shares subject to such SARs shall be deemed issued under the Plan for the purposes of determining the Maximum Number of Shares.

(c)	However, in the event that prior to the Award’s cancellation, termination, expiration, forfeiture or lapse, the holder of the Award at any time received one or more elements of beneficial ownership pursuant to such Award (as defined by the SEC, pursuant to any rule or interpretations promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

Shares to Insiders

3.2 Subject to Sections 15.1(b) and 15.1(c), no Insider of the Company is eligible to receive an Award where:

(a)	the Insider is not a Director or Senior Officer of the Company;

(b)	any Award, together with all of the Company’s other previously established or proposed Awards under the Plan could result at any time in:

(i)	the number of Shares reserved for issuance pursuant to Options granted to Insiders exceeding 50% of the outstanding issue of Common Stock; or

(ii)	the issuance to Insiders pursuant to the exercise of Options, within a one year period of a number of Shares exceeding 50% of the outstanding issue of the Common Stock;

provided, however, that this restriction on the eligibility of Insiders to receive an Award shall cease to apply if it is no longer required under any Applicable Laws.

Limitations on Award

3.3 Unless and until the Administrator determines that an Award to a Grantee is not designed to qualify as Performance-Based Compensation, the following limits (the “Award Limits”) shall apply to grants of Awards to Grantees subject to the Award Limits by Applicable Laws under this Plan:

(a)	Options and SARs. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 18), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Grantee shall be 500,000; all of which may be granted as Incentive Stock Options); and

(b)	Other Awards. The maximum aggregate grant with respect to Awards of Restricted Stock, unrestricted Shares, Restricted Stock Units and Deferred Stock Units (or used to provide a basis of measurement for or to determine the value of Restricted Stock Units and Deferred Stock Units) in any one calendar year to any one Grantee (determined on the date of payment of settlement) shall be 500,000.

4.	ADMINISTRATION

Authority of Plan Administrator

4.1 Authority to control and manage the operation and administration of this Plan shall be vested in the Administrator.

Powers of the Administrator

4.2 Subject to Applicable Laws and the provisions of the Plan or subplans hereof (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the exclusive power and authority, in its discretion:

(a)	to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Grantees under this Plan;

(b)	to select the Eligible Participants to whom Awards may be granted from time to time hereunder;

(c)	to determine whether and to what extent Awards are granted hereunder;

(d)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(e)	to approve forms of Award Agreements for use under the Plan, which need not be identical for each Grantee;

(f)	to determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price based on the Fair Market Value of the same, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of the Award, based in each case on such considerations as the Committee in its sole discretion determines that is not inconsistent with any rule or regulation under any tax or securities laws or includes an alternative right that does not disqualify an Incentive Stock Option under applicable regulations;

(g)	to amend the terms of any outstanding Award granted under the Plan (other than the exercise price or acceleration of outstanding Awards), provided that any amendment that would adversely affect the Grantee’s rights under an existing Award shall not be made without the Grantee’s consent unless as a result of a change in Applicable Law;

(h)	to suspend the right of a holder to exercise all or part of an Award for any reason that the Administrator considers in the best interest of the Company;

(i)	to, subject to regulatory approval, amend or suspend the Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of the Plan, shall, without the written consent of all Grantees, alter or impair any Award granted under the Plan unless as a result of a change in the Applicable Law;

(j)	to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(k)	to further define the terms used in this Plan;

(l)	to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement;

(m)	to provide for rights of refusal and/or repurchase rights;

(n)	to amend outstanding Award Agreements (other than the exercise price or acceleration of outstanding Awards) to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Award or in furtherance of the powers provided for herein that does not disqualify an Incentive Stock Option under applicable regulations unless the Grantee so consents;

(o)	to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and

(p)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (i) the terms of outstanding Awards may not be amended to reduce the exercise price or provide for the acceleration of outstanding Options or SARs, and (ii) outstanding Options or SARs may not be cancelled, exchanged, bought out or surrendered in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, in each of cases (i) or (ii) without stockholder approval.

Effect of Administrator’s Decision

4.3 All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons. The Administrator shall not be liable for any decision, action or omission respecting this Plan, or any Awards granted or Shares sold under this Plan. In the event an Award is granted in a manner inconsistent with the provisions of this Section 4, such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

Action by Committee

4.4 Except as otherwise provided by committee charter or other similar corporate governance documents, for the purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

Limitation on Liability

4.5 To the extent permitted by applicable law in effect from time to time, no member of the Administrator shall be liable for any action or omission of any other member of the Administrator nor for any act or omission on the member’s own part, excepting only the member’s own wilful misconduct or gross negligence, arising out of or related to this Plan. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the Administrator in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a member of the Administrator arising with respect to this Plan or administration thereof or out of membership on the Administrator or by the Company, or all or any combination of the preceding, provided, the member was acting in good faith, within what such member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its stockholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. The provisions of this Section 4.5 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Administrator, and the term “person” as used on this Section 4.5 shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

5.	ELIGIBILITY

Except as otherwise provided, all types of Awards may be granted to Eligible Participants. An Eligible Participant who has been granted an Award may be, if he or she continues to be eligible, granted additional Awards.

6.	AWARDS

Type of Awards

6.1 The Administrator is authorized to award any type of arrangement to an Eligible Participant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of:

(a)	Shares, including unrestricted Shares;

(b)	Options;

(c)	SARs or similar rights with a fixed price at no less than a grant date Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions;

(d)	any other security with the value derived from the value of the Shares, such as Restricted Stock and Restricted Stock Units;

(e)	Deferred Stock Units;

(f)	Dividend Equivalent Rights, as defined in Section 13; or

(g)	any combination of the foregoing.

Designation of Award

6.2 Each type of Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. Refer to Section 7.3(a) regarding exceeding the Incentive Stock Option threshold.

7.	GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT

Grant of Options

7.1	(a)	One or more Options may be granted to any Eligible Participant. Subject to the express provisions of this Plan, the Administrator shall determine from the Eligible Participants those individuals to whom Options under this Plan may be granted. The Shares underlying a grant of an Option may be in the form of Restricted Stock or unrestricted Stock.

(b)	Further, subject to the express provisions of this Plan, the Administrator shall specify the Grant Date, the number of Shares covered by the Option, the exercise price and the terms and conditions for exercise of the Options. As soon as practicable after the Grant Date, the Company shall provide the Grantee with a written Award Agreement in the form approved by the Administrator, which sets out the Grant Date, the number of Shares covered by the Option, the exercise price and the terms and conditions for exercise of the Option.

(c)	The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of this Plan.

General Terms and Conditions

7.2 Except as otherwise provided herein, the Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

(a)	Exercise of Option. The Administrator may determine in its discretion whether any Option shall be subject to vesting and the terms and conditions of any such vesting. The Award Agreement shall contain any such vesting schedule;

(b)	Option Term. Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten years after the Grant Date (five years in the case of an Incentive Stock Option when the Optionee beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “Ten Percent Stockholder”), as determined with reference to Rule 13d-3 of the Exchange Act), and shall be subject to earlier termination as hereinafter provided;

(c)	Exercise Price. The exercise price of any Option shall be determined by the Administrator when the Option is granted, at such exercise price as may be determined by the Administrator in the Administrator’s sole and absolute discretion; provided, however, that the exercise price may not be less than 100% of the Fair Market Value of the Shares on the Grant Date with respect to any Options which are granted and, provided further, that the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the Grant Date. Payment for the Shares purchased shall be made in accordance with Section 16 of this Plan. The Administrator is authorized to issue Options, whether Incentive Stock Options or Non-qualified Stock Options, at an option price in excess of the Fair Market Value on the Grant Date, to determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of the Award, based in each case on such considerations as the Committee in its sole discretion determines that is not inconsistent with any rule or regulation under any tax or securities laws or includes an alternative right that does not disqualify an Incentive Stock Option under applicable regulations;

(d)	Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Administrator (which need not be the same for each Grantee), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Grantee’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased;

(e)	Exercise After Certain Events.

(i)	Termination of Continuous Services.

(A)	Options.

(I)	Termination of Continuous Services. If for any reason other than Disability or death, a Grantee terminates Continuous Services with the Company or a Subsidiary, vested Options held at the date of such termination may be exercised, in whole or in part, either (i) at any time within three months after the date of such termination, or (ii) during any lesser period as specified in the Award Agreement or (iii) during any lesser period as may be determined by the Administrator, in its sole and absolute discretion, prior to the date of such termination (but in no event after the earlier of (A) the expiration date of the Option as set forth in the Award Agreement and (B) ten years from the Grant Date (five years for a Ten Percent Stockholder if the Option is an Incentive Stock Option)).

(II)	Continuation of Services as Consultant/Advisor. If a Grantee granted an Incentive Stock Option terminates employment but continues as a Consultant (no termination of Continuous Services), the Grantee need not exercise an Incentive Stock Option within either of the termination periods provided for immediately hereinabove but shall be entitled to exercise, in whole or in part, either (i) at any time within three months after the then date of termination of Continuous Services to the Company or a Subsidiary, or (ii) during any lesser period as specified in the Award Agreement or (iii) during any lesser period as may be determined by the Administrator, in its sole and absolute discretion, prior to the date of such then termination of Continuous Services to the Company or the Subsidiary (one year in the event of Disability or death) (but in no event after the earlier of (A) the expiration date of the Option as set forth in the Award Agreement and (B) ten years from the Grant Date (five years for a Ten Percent Stockholder if the Option is an Incentive Stock Option)). However, if the Grantee does not exercise within three months of termination of employment, pursuant to Section 422 of the Code the Option shall not qualify as an Incentive Stock Option.

(B)	Disability and Death. If a Grantee becomes Disabled while rendering Continuous Services to the Company or a Subsidiary, or dies while employed by the Company or Subsidiary or within three months thereafter, vested Options then held may be exercised by the Grantee, the Grantee’s personal representative, or by the person to whom the Option is transferred by the laws of descent and distribution, in whole or in part, at any time within one year after the termination because of the Disability or death or any lesser period specified in the Award Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Award Agreement, and (ii) ten years from the Grant Date (five years for a Ten Percent Stockholder if the Option is an Incentive Stock Option).

Limitations on Grant of Incentive Stock Options

7.3	(a)	Threshold. The aggregate Fair Market Value (determined as of the Grant Date) of the Shares for which Incentive Stock Options may first become exercisable by any Grantee during any calendar year under this Plan, together with that of Shares subject to Incentive Stock Options first exercisable by such Grantee under any other plan of the Company or any Parent or Subsidiary, shall not exceed $100,000. For purposes of this Section 7.3(a), all Options in excess of the $100,000 threshold shall be treated as Non-Qualified Stock Options notwithstanding the designation as Incentive Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(b)	Compliance with Section 422 of the Code. There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

(c)	Requirement of Employment. No Incentive Stock Option may be granted to any person who is not an Employee of the Company or a Parent or Subsidiary of the Company.

8.	RESTRICTED STOCK AWARDS

Grant of Restricted Stock Awards

8.1 Subject to the terms and provisions of this Plan, the Administrator is authorized to make awards of Restricted Stock to any Eligible Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator. The restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award. (Refer to Performance Goals, Section 14.4). All awards of Restricted Stock shall be evidenced by Award Agreements.

Consideration

8.2 Restricted Stock may be issued in connection with:

(a)	Services. Services rendered to the Company or an Affiliate (i.e. bonus); and/or

(b)	Purchase Price. A purchase price, as specified in the Award Agreement related to such Restricted Stock, equal to not less than 100% of the Fair Market Value of the Shares underlying the Restricted Stock on the date of issuance.

Voting and Dividends

8.3 Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of vested Restricted Stock shall have the right to vote such Restricted Stock and the right to receive any dividends declared or paid with respect to such Restricted Stock. Holders of Restricted Stock which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Restricted Stock. The Administrator may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

Forfeiture

8.4 In the case of an event of forfeiture pursuant to the Award Agreement, including failure to satisfy the restriction period or a performance objective during the applicable restriction period, any Restricted Stock that has not vested prior to the event of forfeiture shall automatically expire, and all of the rights, title and interest of the Grantee thereunder shall be forfeited in their entirety including but not limited to any right to vote and receive dividends with respect to the Restricted Stock.

Certificates for Restricted Stock

8.5 Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine, including by way of certificates. The Administrator may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, (Refer to Escrow; Pledge of Shares, Section 23) or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under this Plan and the Award Agreement.

9.	UNRESTRICTED STOCK AWARDS

Except as otherwise provided for in Section 21, the Administrator may, in its sole discretion, grant (or sell at not less than 100% of the Fair Market Value or such other higher purchase price determined by the Administrator in the Award Agreement) an Award of unrestricted Shares to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions under this Plan. Holders of such Shares from an Award of Unrestricted Shares which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Shares.

10.	RESTRICTED STOCK UNITS

Grant of Restricted Stock Units

10.1 Subject to the terms and provisions of this Plan, the Administrator is authorized to make awards of Restricted Stock Units to any Eligible Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator. These restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award. (Refer to Performance Goals, Section 14.4). All awards of Restricted Stock Units shall be evidenced by Award Agreements.

Number of Restricted Stock Units

10.2 The Award Agreement shall specify the number of Share equivalent units granted and such other provisions as the Administrator determines.

Consideration

10.3 Restricted Stock Units may be issued in connection with:

(a)	Services. Services rendered to the Company or an Affiliate (i.e. bonus); and/or

(b)	Purchase Price. A purchase price as specified in the Award Agreement related to such Restricted Stock Units, equal to not less than 100% of the Fair Market Value of the Shares underlying the Restricted Stock Units on the date of issuance.

No Voting Rights

10.4 The holders of Restricted Stock Units shall have no rights as stockholders of the Company.

Dividends and Dividend Equivalency

10.5 The Administrator, in its sole and absolute discretion, may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Stock Unit. (Refer to Section 13, Dividend Equivalent Right). Such Award Agreement may also provide that such cash payment shall be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid. Holders of Restricted Stock Units which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Restricted Stock Units.

Creditor’s Rights

10.6 A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

Settlement of Restricted Stock Units

10.7 Each Restricted Stock Unit shall be paid and settled by the issuance of Restricted Stock or unrestricted Shares in accordance with the Award Agreement and if such settlement is subject to Section 409A of the Code only upon any one or more of the following as provided for in the Award Agreement:

(a)	a specific date or date determinable by a fixed schedule;

(b)	upon the Eligible Participant’s termination of Continuous Services to the extent the same constitutes a separation from services for purposes of Section 409A of the Code except that if an Eligible Participant is a “key employee” as defined in Section 409A of the Code for such purposes, then payment or settlement shall occur 6 months following such separation of service;

(c)	as a result of the Eligible Participant’s death or Disability; or

(d)	in connection with or as a result of a Change of Control in compliance with Section 409A of the Code.

Forfeiture

10.8 Upon failure to satisfy any requirement for settlement as set forth in the Award Agreement, including failure to satisfy any restriction period or performance objective, any Restricted Stock Units held by the Grantee shall automatically expire, and all of the rights, title and interest of the Grantee thereunder shall be forfeited in their entirety including but not limited to any right to receive dividends with respect to the Restricted Stock Units.

11.	DIRECTOR SHARES AND DIRECTOR DEFERRED STOCK UNITS

Except as otherwise provided for in Section 21, the grant of Awards of Shares to Directors and the election by Directors to defer the receipt of the Awards of Shares (the “Deferred Stock Units”) shall be governed by the provisions of Subpart A which is attached hereto. The provisions of Subpart A are attached hereto as part of this Plan and are incorporated herein by reference.

12.	STOCK APPRECIATION RIGHTS

Awards of SARs

12.1 A SAR is an award to receive a number of Shares (which may consist of Restricted Stock), or cash, or Shares and cash, as determined by the Administrator in accordance with Section 12.4 below, for services rendered to the Company. A SAR may be awarded pursuant to an Award Agreement that shall be in such form (which need not be the same for each Grantee) as the Administrator shall from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. A SAR may vary from Grantee to Grantee and between groups of Grantees, and may be based upon performance objectives (Refer to Performance Goals in Section 14.4).

Term

12.2 The term of a SAR shall be set forth in the Award Agreement as determined by the Administrator, provided that the term of a SAR shall expire not later than ten years after the Grant Date of such SAR.

Exercise

12.3 A Grantee desiring to exercise a SAR shall give written notice of such exercise to the Company, which notice shall state the proportion of Shares and cash that the Grantee desires to receive pursuant to the SAR exercised, subject to the discretion of the Administrator. Upon receipt of the notice from the Grantee, subject to the Administrator’s election to pay cash as provided in Section 12.4 below, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Shares and/or (ii) a cash payment, in accordance with Section 12.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this Section 12 as the “exercise date”.

Number of Shares or Amount of Cash

12.4 Subject to the discretion of the Administrator to substitute cash for Shares, or some portion of the Shares for cash, the amount of Shares that may be issued pursuant to the exercise of a SAR shall be determined by dividing: (i) the total number of Shares as to which the SAR is exercised, multiplied by the amount by which the Fair Market Value of the Shares on the exercise date exceeds the Fair Market Value of a Share on the date of grant of the SAR; by (ii) the Fair Market Value of a Share on the exercise date; provided, however, that fractional Shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Shares upon the exercise of a SAR, the Administrator in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Shares on the exercise date for any or all of the Shares that would otherwise be issuable upon exercise of the SAR.

Effect of Exercise

12.5 A partial exercise of a SAR shall not affect the right to exercise the remaining SAR from time to time in accordance with this Plan and the applicable Award Agreement with respect to the remaining shares subject to the SAR.

Dividends

12.6 Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of vested SARs shall have the right to receive any dividends declared or paid with respect to such SARs. Holders of SARs which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such SARs. The Administrator may provide that any dividends paid on SARs must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such SARs. All distributions, if any, received by a Grantee with respect to SARs as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

Forfeiture

12.7 In the case of an event of forfeiture pursuant to the Award Agreement, including failure to satisfy any restriction period or a performance objective, any SAR that has not vested prior to the date of termination shall automatically expire, and all of the rights, title and interest of the Grantee thereunder shall be forfeited in their entirety.

13.	DIVIDEND EQUIVALENT RIGHT

A dividend equivalent right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the dividend equivalent right (or other Award to which it relates) if such Shares had been issued to and held by the recipient (a “Dividend Equivalent Right”). A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding Award. The terms and conditions of a Dividend Equivalent Right shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single instalment or instalments, all determined in the sole discretion of the Administrator. A Dividend Equivalent Right granted as a component of another Award may not contain terms and conditions different from such other Award.

Subject to the following, a Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award; provided, however, that the holder of Dividend Equivalent Rights, including any Award of which it forms a component, which have not vested are not entitled to receive dividends, however, dividends may be accrued and paid upon vesting of such Dividend Equivalent Rights together with their related Awards if applicable.

14.	TERMS AND CONDITIONS OF AWARDS

In General

14.1 Subject to the terms of the Plan and Applicable Laws, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.

Term of Award

14.2 The term of each Award shall be the term stated in the Award Agreement.

Transferability

14.3	(a)	Limits on Transfer. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, to a Grantee’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights or to the limited extent provided in this Section 14.3(a). All rights with respect to an Award granted to a Grantee shall be available during his or her lifetime only to the Grantee. Notwithstanding the foregoing, the Grantee may, in a manner specified by the Administrator, if the Administrator so permits, transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Grantee’s immediate family, (ii) a trust established for the exclusive benefit of the Grantee and or member(s) of the Grantee’s immediate family, (iii) a partnership, limited liability company or other entity whose only members are the Grantee and/or member(s) of the Grantee’s immediate family, or (iv) a foundation in which the Grantee and/or member(s) of the Grantee’s immediate family control the management of the foundation’s assets. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.

(b)	Beneficiaries. Notwithstanding Section 14.3(a), a Grantee may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the Grantee’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Grantee, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If no beneficiary has been designated or survives the Grantee, payment shall be made to the Grantee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Grantee at any time, provided the change or revocation is filed with the Administrator.

Performance Goals

14.4 In order to preserve the deductibility of an Award under Section 162(m) of the Code, the Administrator may determine that any Award granted pursuant to this Plan to a Grantee that is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Company or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s stock price, (c) the Company’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Company or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Administrator shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Section 162(m) of the Code or the regulations thereunder but not later than 90 days after commencement of the period of services to which the performance goal relates), and the Administrator has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Administrator in each case that the performance goals and any other material conditions were satisfied.

In addition, to the extent that Section 409A is applicable, (i) performance-based compensation shall also be contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Eligible Participant performs services and (ii) performance goals shall be established not later than 90 calendar days after the beginning of any performance period to which the performance goal relates, provided that the outcome is substantially uncertain at the time the criteria are established.

Acceleration and Lapse of Restrictions

14.5 The Administrator may, in its sole discretion (but subject to the limitations of and compliance with Section 409A of the Code and Section 14.7 in connection therewith), in the event of death or Disability, accelerate the time within which outstanding Awards may be exercised, provided that no outstanding unvested Awards shall vest prior to death or Disability.

The Administrator may, in its sole discretion (but subject to the limitations of and compliance with Section 409A of the Code and Section 14.7 in connection therewith), at any time (prior to, coincident with or subsequent to death or Disability) determine that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, as of such date as the Administrator may, in its sole discretion, declare.

The Administrator may discriminate among Grantees and among Awards granted to a Grantee in exercising its discretion pursuant to this Section 14.5.

Compliance with Section 162(m) of the Code

14.6 Notwithstanding any provision of this Plan to the contrary, if the Administrator determines that compliance with Section 162(m) of the Code is required or desired, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under this Plan, the Administrator may make any adjustments it deems appropriate.

Compliance with Section 409A of the Code

14.7 Notwithstanding any provision of this Plan to the contrary, if any provision of this Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of this Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, in the event that changes are made to Section 409A of the Code to permit greater flexibility with respect to any Award under this Plan, the Administrator may make any adjustments it deems appropriate.

Section 280G of the Code

14.8 Notwithstanding any other provision of this Plan to the contrary, unless expressly provided otherwise in the Award Agreement, if the right to receive or benefit from an Award under this Plan, either alone or together with payments that a Grantee has a right to receive from the Company, would constitute a “parachute payment” (as defined in Section 280G of the Code), all such payments shall be reduced to the largest amount that shall result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

Dividends

14.9 Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of vested Awards shall have the right to receive any dividends declared or paid with respect to such Awards. Holders of Awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Awards. The Administrator may provide that any dividends paid on Awards must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Awards. All distributions, if any, received by a Grantee with respect to Awards as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

Exercise of Award Following Termination of Continuous Service

14.10 An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement. Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

Cancellation of Awards

14.11 In the event a Grantee’s Continuous Services has been terminated for “Cause”, he or she shall immediately forfeit all rights to any and all Awards outstanding. The determination that termination was for Cause shall be final and conclusive. In making its determination, the Board shall give the Grantee an opportunity to appear and be heard at a hearing before the full Board and present evidence on the Grantee’s behalf. Should any provision to this Section 14.11. be held to be invalid or illegal, such illegality shall not invalidate the whole of this Section 14, but, rather, this Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

15.	ADDITIONAL TERMS FOR SO LONG AS THE SHARES ARE LISTED ON A STOCK EXCHANGE

15.1 For so long as the Shares are listed on a stock exchange, and to the extent required by the rules of such stock exchange, the following terms and conditions shall apply to an Award in addition to those contained herein, as applicable:

(a)	the exercise price of an Award must not be lower than 100% of the Fair Market Value (without discount) of the Shares on the stock exchange at the time the Award is granted;

(b)	the number of securities issuable to Insiders, at any time, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed 10% of the Company’s total issued and outstanding Common Stock, unless the Company obtains Disinterested Shareholder Approval; and

(c)	the number of securities issued to Insiders, within any one year period, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed 10% of the issued and outstanding Common Stock, unless the Company obtains Disinterested Shareholder Approval.

16.	PAYMENT FOR SHARE PURCHASES

Payment

16.1 Payment for Shares purchased pursuant to this Plan may be made:

(a)	Cash. By cash, cashier’s check or wire transfer or, at the discretion of the Administrator expressly for the Grantee and where permitted by law as follows:

(b)	Surrender of Shares. If provided for in the Award Agreement, by surrender of shares of Common Stock of the Company that have been owned by the Grantee for more than six months, or lesser period if the surrender of shares is otherwise exempt from Section 16 of the Exchange Act, (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares);

(c)	Deemed Net-Stock Exercise. If provided for in the Award Agreement, by forfeiture of Shares equal to the value of the exercise price pursuant to a “deemed net-stock exercise” by requiring the Grantee to accept that number of Shares determined in accordance with the following formula, rounded down to the nearest whole integer:

where:

a =	net Shares to be issued to Grantee;

b =	number of Awards being exercised;

c =	Fair Market Value of a Share; and

d =	Exercise price of the Awards; or

(d)	Broker-Assisted. By delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

Combination of Methods

16.2 By any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

17.	WITHHOLDING TAXES

Withholding Generally

17.1 Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or Shares are forfeited pursuant to a deemed net-stock exercise, the Company may require the Grantee to remit to the Company an amount sufficient to satisfy the foreign, federal, state, provincial, or local income and employment tax withholding obligations, including, without limitation, on exercise of an Award. When, under applicable tax laws, a Grantee incurs tax liability in connection with the exercise or vesting of any Award, the disposition by a Grantee or other person of an Award or an Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Non-Qualified Stock Option, the Company shall have the right to require such Grantee or such other person to pay by cash, or check payable to the Company, the amount of any such withholding with respect to such transactions. Any such payment must be made promptly when the amount of such obligation becomes determinable.

Stock for Withholding

17.2 To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Grantee to satisfy his or her obligation to pay any withholding tax, in whole or in part, with Shares up to an amount not greater than the Company’s minimum statutory withholding rate for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. The Administrator may exercise its discretion, by (i) directing the Company to apply Shares to which the Grantee is entitled as a result of the exercise of an Award, or (ii) delivering to the Company Shares that have been owned by the Grantee for more than six months, unless the delivery of Shares is otherwise exempt from Section 16 of the Exchange Act. A Grantee who has made an election pursuant to this Section 17.2 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Shares so applied or delivered for the withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

18.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In General

18.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. The Administrator shall make the appropriate adjustments to (i) the maximum number and/or class of securities issuable under this Plan; and (ii) the number and/or class of securities and the exercise price per Share in effect under each outstanding Award in order to prevent the dilution or enlargement of benefits thereunder; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Administrator shall make such adjustments as are necessary to insure Awards of whole Shares. Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Company’s Right to Effect Changes in Capitalization

18.2 The existence of outstanding Awards shall not affect the Company’s right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation’s capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company’s or any other corporation’s assets or business or any other corporate act whether similar to the events described above or otherwise.

19.	CORPORATE TRANSACTIONS/CHANGES IN CONTROL/RELATED ENTITY DISPOSITIONS

Company is Not the Survivor

19.1 Subject to Section 19.3 and except as may otherwise be provided in an Award Agreement, the Administrator shall have the authority, in its absolute discretion, exercisable either in advance of any actual or anticipated Corporate Transaction, Change of Control or Related Entity Disposition in which the Company is not the surviving corporation, or at the time of an actual Corporate Transaction, Change of Control or Related Entity Disposition in which the Company is not the surviving corporation (a) to cancel each outstanding in-the-money and vested Award upon payment in cash to the Grantee of the amount by which any cash and the Fair Market Value of any other property which the Grantee would have received as consideration for the Shares covered by the Award if the Award had been exercised before such Corporate Transaction, Change of Control or Related Entity Disposition exceeds the exercise price of the Award, or (b) to negotiate to have such Award assumed by the surviving corporation. The determination as to whether the Company is the surviving corporation is at the sole and absolute discretion of the Administrator.

The Administrator shall also have the authority to condition any such Award’s vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change of Control or Related Entity Disposition.

Effective upon the consummation of a Corporate Transaction, Change of Control or Related Entity Disposition governed by this Section 19.1, all outstanding Awards under this Plan not exercised by the Grantee or assumed by the successor corporation shall terminate.

Company is the Survivor

19.2 In the event of a Corporate Transaction, Change of Control or Related Entity Disposition in which the Company is the surviving corporation, the Administrator shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Awards may be exercised, and the exercise price at which outstanding Awards may be exercised. The Administrator shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result.

Change of Control

19.3 If there is a Change of Control, the Administrator may, without the consent or approval of any Eligible Participant, affect one or more of the following alternatives only, which may vary among individual Eligible Participants and which may vary among Awards held by any individual Eligible Participant: (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Administrator determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies; (ii) subject to the restrictions contained in the paragraph immediately below, provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction; or (iii) subject to the restrictions contained in the paragraph immediately below, cancel any such Awards and to deliver to the Eligible Participants cash in an amount that the Administrator shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Shares on such date over the exercise price of such Award.

For the purposes of the alternatives set forth in paragraphs (i) and (ii) above only, and unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control in which the successor company assumes or substitutes for an Award (or in which the Company is the ultimate parent corporation and continues the Award) and (i) the Grantee’s employment with such successor company (or the Company) or a subsidiary thereof is terminated without Cause and (ii) that termination occurs within 12 months after such Change of Control (or such other period set forth in the Award Agreement), then:

(a)	Awards outstanding as of the date of such Change of Control (or termination of Continuous Services, if later) will immediately vest upon the Change of Control (or termination of Continuing Services, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award; and

(b)	the restrictions, limitations and other conditions applicable to Awards outstanding as of the Change of Control (or termination of Continuous Services, if later) shall lapse and the Awards shall become free of all restrictions, limitations and conditions and become fully vested.

For the purposes of this Section, Awards shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Award, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, to the extent the successor company does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control:

(i)	those Awards outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable;

(ii)	restrictions, limitations and other conditions applicable to Awards that are not assumed or substituted for (or continued) shall lapse and the Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and

(iii)	any Award subject to performance criteria shall be prorated based on the performance from the Award Date to the date of the Change of Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change of Control in relation to the total number of days during the performance period.

20.	PRIVILEGES OF STOCK OWNERSHIP

No Grantee shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Grantee. After Shares are issued to the Grantee, the Grantee shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Grantee may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award.

21.	RESTRICTION ON AND VESTING OF SHARES

Except as otherwise provided for in this Section 21, the Award Agreements with respect to Restricted Stock, unrestricted Shares, Restricted Stock Units, Deferred Stock Units or any right or benefit under this Plan, other than Options or SARs, shall provide that the Grantee may not dispose of any such Awards (or the underlying Shares) for a minimum restriction period of one year from the date of grant; provided, however, that the Administrator may provide for earlier termination of such restriction period in its discretion. Notwithstanding the foregoing, up to 5% of the Maximum Number of Shares available for allotment and issuance, transfer or delivery as either unrestricted Shares or Deferred Stock Units under the Plan (the “Excepted Shares”) shall not be subject to the minimum one-year restriction period described in the preceding sentence, it being understood that the Administrator may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Administrator designate any such Shares as Excepted Shares after the time such Award is granted.

For avoidance of doubt, the foregoing restrictions do not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in case of death or Disability. The treatment of Awards in connection with a Change of Control shall be governed solely in accordance with Section 19 hereof.

In addition, at the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Award Agreement that the Shares are subject to a right of first refusal or a right to repurchase by the Company at the Shares’ Fair Market Value at the time of sale. The terms and conditions of any such rights or other restrictions shall be set forth in the Award Agreement evidencing the Award.

22.	CERTIFICATES

All certificates for Shares or other securities delivered under this Plan shall be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

23.	ESCROW; PLEDGE OF SHARES

To enforce any restrictions on a Grantee’s Shares, the Administrator may require the Grantee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restrictions to be placed on the certificates.

24.	SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

Compliance With Applicable Law

24.1 An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the Grant Date and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company shall have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (ii) completion of any registration or other qualification of such Shares under any state or federal laws or rulings of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so. Evidences of ownership of Shares acquired pursuant to an Award shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Award Agreement.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to this Plan and the exercise of Awards granted hereunder shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of this Plan or action by the Board or the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board or the Administrator, and shall not affect the validity of this Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

Investment Representation

24.2 As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

25.	NO OBLIGATION TO EMPLOY

Nothing in this Plan or any Award granted under this Plan shall confer or be deemed to confer on any Grantee any right to continue in the employ of, or to continue any other relationship with, the Company or to limit in any way the right of the Company to terminate such Grantee’s employment or other relationship at any time, with or without Cause.

26.	EFFECTIVE DATE AND TERM OF PLAN

This Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated.

27.	SHAREHOLDER APPROVAL

This Plan shall be subject to approval by the shareholders of the Company within 12 months from the date the Plan is adopted by the Company’s Board for any and all intended Incentive Stock Options granted hereunder. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Awards under this Plan prior to approval by the shareholders, however, until such approval is obtained, all Option Awards granted under this Plan shall be deemed Non-Qualified Stock Options. In the event that shareholder approval is not obtained within the 12 month period provided above, all Incentive Stock Option Awards previously granted under this Plan shall be deemed Non-Qualified Stock Options.

28.	AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN OR AWARDS

The Board may amend, suspend or terminate this Plan at any time and for any reason. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Shareholder approval shall be required for the following types of amendments to this Plan: (i) any change to those persons who are entitled to become participants under the Plan which would have the potential of broadening or increasing Insider participation; or (ii) the addition of any form of financial assistance or amendment to a financial assistance provision which is more favourable to Grantees.

Further, the Board may, in its discretion, determine that any amendment should be effective only if approved by the shareholders even if such approval is not expressly required by this Plan or by law. No Award may be granted during any suspension of this Plan or after termination of this Plan.

Any amendment, suspension or termination of this Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. At any time and from time to time, the Administrator may amend, modify, or terminate any outstanding Award or Award Agreement without approval of the Grantee; provided, however, that subject to the applicable Award Agreement, no such amendment, modification or termination shall, without the Grantee’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

Notwithstanding any provision herein to the contrary, the Administrator shall have broad authority to amend this Plan or any outstanding Award under this Plan without approval of the Grantee to the extent necessary or desirable: (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code or the excise tax imposed by Section 4999 of the Code.

Further, notwithstanding any provision herein to the contrary, and subject to Applicable Law, the Administrator may, in its absolute discretion, amend or modify this Plan: (i) to make amendments which are of a “housekeeping” or clerical nature; (ii) to change the termination provision of an Award granted hereunder, as applicable, which does not entail an extension beyond the original expiry date or the acceleration of such Award; and (iii) the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Maximum Number.

29.	RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

The Shares to be issued hereunder upon exercise of an Award may be either authorized but unissued; supplied to the Plan through acquisitions of Shares on the open market; or Shares forfeited back to the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

30.	BUYOUT OF AWARDS

Subject to Section 4.2 hereof, the Administrator may at any time buy from a Grantee an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Grantee may agree.

31.	APPLICABLE TRADING POLICY

The Administrator and each Eligible Participant will ensure that all actions taken and decisions made by the Administrator or an Eligible Participant, as the case may be, pursuant to this Plan comply with any Applicable Laws and policies of the Company relating to insider trading or “blackout” periods.

32.	GOVERNING LAW

The Plan shall be governed by the laws of the State of Delaware; provided, however, that any Award Agreement may provide by its terms that it shall be governed by the laws of any other jurisdiction as may be deemed appropriate by the parties thereto.

33.	MISCELLANEOUS

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

SUBPART A

STOCK AND DEFERRED STOCK UNITS FOR ELIGIBLE DIRECTORS

A. Stock Award. The Administrator shall pay Eligible Remuneration to each Director pursuant to an Award Agreement.

B. Election. Further, the Administrator may, in its sole discretion, permit each Eligible Director to receive all or any portion of his Eligible Remuneration during the Remuneration Period in the form of Deferred Stock Units under this Plan (an “Election”). All deferrals pursuant to such an Election shall be evidenced by an Award Agreement.

For purposes of this Subpart A, the following definitions shall apply:

“Annual Retainer” for a particular Director means the retainer (including any additional amounts payable for serving as lead Director or on any committee of the Board), payable to that Director for serving as a Director for the relevant Remuneration Period, as determined by the Board;

“Attendance Fee” means amounts payable annually to a Director as a Board meeting attendance fee or a committee meeting attendance fee, or any portion thereof;

“Canadian Director” means a Director who is a resident of Canada for the purposes of the Canadian Tax Act, and whose income from employment by the Company or Related Entity is subject to Canadian income tax, notwithstanding any provision of the Canada-United States Income Tax Convention (1980), as amended;

“Canadian Tax Act” and “Canadian Tax Regulations” means respectively the Income Tax Act (Canada), as amended and the Income Tax Regulation promulgated thereunder, as amended;

“Deferred Stock Unit” means a right granted by the Company to an Eligible Director to receive, on a deferred payment basis, Shares under this Plan;

“Eligible Director” is any Director of this Company or Related Entity that the Administrator determines is eligible to elect to receive Deferred Stock Units under this Plan;

“Eligible Remuneration” means all amounts payable to an Eligible Director in Shares, including all or part of amounts payable in satisfaction of the Annual Retainer, Attendance Fees or any other fees relating to service on the Board which are payable to an Eligible Director or in satisfaction of rights or property surrendered by an Eligible Director to the Company; it being understood that the amount of Eligible Remuneration payable to any Eligible Director may be calculated by the Administrator in a different manner than Eligible Remuneration payable to another Eligible Director in its sole and absolute discretion;

“Prescribed Plan or Arrangement” means a prescribed plan or arrangement as defined in s.6801(d) of the Canadian Tax Regulation;

“Remuneration Period” means, as applicable, (a) the period commencing on the Effective Date of this Plan and ending on the last day of the calendar year in which the Effective Date occurs; and (b) thereafter each subsequent calendar year, or where the context requires, any portion of such period; and

“Salary Deferral Arrangement” means a salary deferral arrangement as defined in the Canadian Tax Act.

1. Election. An Eligible Director who desires to defer receipt of all or a portion of his or her Eligible Remuneration in any calendar year shall make such election in writing to the Company specifying:

(a)	the dollar amount or percentage of Eligible Remuneration to be deferred; and

(b)	the deferral period.

Otherwise, such election must be made before the first day of the calendar year in which the Eligible Remuneration shall be payable, however a newly appointed Eligible Director shall be eligible to defer payment of future Eligible Remuneration by providing written election to the Company within 30 calendar days of his or her appointment to the Board of Directors. The elections made pursuant to this Section shall be irrevocable with respect to Eligible Remuneration to which such elections pertain and shall also apply to subsequent Eligible Remuneration payable in future calendar years unless such Eligible Director notifies the Company in writing, before the first day of the applicable calendar year, that he or she desires to change such election.

If the Eligible Director does not timely deliver an election in respect of a particular Remuneration Period, the Eligible Director will receive the Eligible Remuneration as provided for in the Award Agreement.

2. Determination of Deferred Stock Units. The Company will maintain a separate account for each Eligible Director to which it will quarterly credit at the end of March, June, September and December, or as otherwise determined by the Administrator, the Deferred Stock Units granted to the Eligible Director for the relevant Remuneration Period. The number of Deferred Stock Units (including fractional Deferred Stock Units, computed to three digits) to be credited to an account for an Eligible Director will be determined on the date approved by the Administrator by dividing the appropriate amount of Eligible Remuneration to be deferred into Deferred Stock Units by the Fair Market Value on that date.

3. No Voting Rights. The holders of Deferred Stock Units shall have no rights as stockholders of the Company.

4. Dividends and Dividend Equivalency. The Company will, on any date on which a cash or stock dividend is paid on its outstanding Shares, credit to each Eligible Director’s account that number of additional Deferred Stock Units (including fractional Deferred Stock Units, computed to three digits) calculated by (i) multiplying the amount of the dividend per Share by the number of Deferred Stock Units in the account as of the record date for payment of the dividend, and (ii) dividing the amount obtained by the Fair Market Value on the date on which the dividend is paid. (See Section 13 of the Plan, Dividend Equivalent Right). Holders of Deferred Stock Units which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Deferred Stock Units.

5. Eligible Director’s Account. A written confirmation of the balance in each Eligible Directors’ Account will be sent by the Company to the Eligible Director upon request of the Eligible Director.

6. Creditor’s Rights. A holder of Deferred Stock Units shall have no rights other than those of a general creditor of the Company. Deferred Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and condition of the applicable Award Agreement.

7. Settlement of Deferred Stock Units. Subject to Section 8, each Deferred Stock Unit shall be paid and settled by the issuance of Restricted or unrestricted Shares in accordance with the Award Agreement and if such settlement is subject to Section 409A of the Code only upon any one or more of the following as provided for in the Award Agreement:

(a)	a specific date or date determinable by a fixed schedule;

(b)	upon the Eligible Director’s termination of Continuous Services to the extent the same constitutes a separation from services for the purposes of Section 409A of the Code except that if an Eligible Director is a “key employee” as defined in Section 409A of the Code for such purposes, then payment or settlement shall occur 6 months following such separation of service;

(c)	as a result of the Eligible Director’s death or Disability; or

(d)	in connection with or as a result of a Change of Control in compliance with 409A of the Code.

The Company will issue one Share for each whole Deferred Stock Unit credited to the Eligible Director’s account (net of any applicable withholding tax as provided for in this Plan). Such payment shall be made by the Company as soon as reasonably possible following the settlement date. Fractional Shares shall not be issued, and where the Eligible Director would be entitled to receive a fractional Shares in respect of any fractional Deferred Stock Unit, the Company shall pay to such Eligible Director, in lieu of such fractional Shares, cash equal to the Fair Market Value of such fractional Shares calculated as of the day before such payment is made, net of any applicable withholding tax.

8. Canadian Directors. If a Deferred Stock Unit granted to an Eligible Director who is a Canadian Director would otherwise constitute a Salary Deferred Arrangement, the Award Agreement pertaining to that Deferred Stock Unit shall contain such other or additional terms as will cause the Deferred Stock Unit to be a Prescribed Plan or Arrangement.

9. Issuance of Stock Certificates. A stock certificate or certificates shall be registered and issued in the name of the holder of Deferred Stock Units and delivered to such holder as soon as practicable after such Deferred Stock Units have become payable or satisfied in accordance with the terms of the Plan.

10. Non-Exclusivity. Nothing in this Subpart A shall prohibit the Administrator from making discretionary Awards to Eligible Directors pursuant to the other provisions of this Plan or outside this Plan, not otherwise inconsistent with these provisions.

11. Defined Terms. Capitalized terms used in this Subpart A and not defined herein have the meaning given in the Plan.

FINGERMOTION, INC
C/O MARTIN J. SHEN, CEO
ROYAL CENTRE, 1055 WEST GEORGIA ST.
SUITE 1500, P.O. BOX 11117
VANCOUVER, BC, CANADA V6E4N7

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FINGERMOTION, INC.

RESOLUTIONS – the Board of Directors recommends you vote "For" each of the following proposals:

1. Elect the following as directors:

	For	Withhold
1a. Hsien Loong Wong	☐	☐
1b. Yew Poh Leong	☐	☐
1c. Michael Chan	☐	☐
1d. Eng Ho Ng	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Centurion ZD CPA & Co., as the Company's independent registered public accounting firm.	☐	☐	☐
3. To approve the Company's new 2023 Stock Incentive Plan, being a fixed number plan, as more particularly described in the Schedule 14A - Proxy Statement.	☐	☐	☐
4. To approve to amend the exercise price of certain outstanding stock options as more particularly described in the Schedule 14A – Proxy Statement.	☐	☐	☐
5. To approve the issuance by the Company in excess of 20% of the shares of the Company's common stock to the Company's primary lender, as more particularly described in the Schedule 14A - Proxy Statement.	☐	☐	☐
6. To approve the lowering of the floor price under the note and warrant held by the Company's primary lender from $0.86 to $0.50 per share of the Company's common stock, as more particularly described in the Schedule 14A - Proxy Statement.	☐	☐	☐
7. To approve, on a non-binding advisory basis, the compensation of the named executive officers, as more particularly described in the Schedule 14A - Proxy Statement.	☐	☐	☐

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